                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-12

                          IMCLONE SYSTEMS INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 [IMCLONE LOGO]

                          IMCLONE SYSTEMS INCORPORATED
                               180 Varick Street
                               New York, NY 10014
                                 (212) 645-1405

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           DATE:  September 15, 2003
                         TIME:  10:00 A.M. (Local Time)
                      PLACE:  ImClone Systems Incorporated
                                  33 Chubb Way
                          Somerville, New Jersey 08876

ITEMS OF BUSINESS:

     1. Election of five directors.

     2. Approval of an amendment to the ImClone Systems Incorporated 2002 Stock Option Plan (the "2002 Option Plan") to increase the number of shares authorized to be issued under the 2002 Option Plan.

     3. Approval of the ImClone Systems Incorporated Annual Incentive Plan (the "Annual Incentive Plan").

     4. Ratification of the appointment of KPMG LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2003.

     5. Any other matters properly brought before the stockholders at the meeting.

RECORD DATE:

     Only holders of the common stock of record at the close of business on August 20, 2003 are entitled to notice of and to vote at the meeting or any postponements or adjournments thereof.

ANNUAL REPORT:

     The Company's 2002 Annual Report on Form 10-K, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING:

     It is important that your shares be represented and voted at the meeting. To vote, please complete, sign and date the enclosed proxy and promptly return it in the envelope provided or submit your vote by telephone or via the Internet. Sending in your proxy will not prevent you from voting in person at the meeting.

                                          By Order of the Board of Directors

                                          /s/ Michael J. Howerton
                                          Michael J. Howerton
                                          Secretary

New York, New York
August 21, 2003

                               TABLE OF CONTENTS

ABOUT THE MEETING...........................................      1
What is the purpose of the meeting?.........................      1
Who may attend the meeting?.................................      1
Who is entitled to vote?....................................      1
What constitutes a quorum?..................................      1
What vote is required to approve each item?.................      2
What are the recommendations of the Board of Directors?.....      2
How do I vote?..............................................      2
What if I am a beneficial owner rather than a holder of
  record?...................................................      2
If I hold my shares in a brokerage account and do not return
  voting instructions, will my shares be voted?.............      3
Can I change my vote after I return my proxy?...............      3
How are votes counted?......................................      3
Who pays for this proxy solicitation?.......................      3
STOCK OWNERSHIP.............................................      4
Who are the Largest Owners of the Company's Stock?..........      4
How Much Stock do Certain Beneficial Owners, the Company's
  Directors and Executive Officers Own?.....................      4
PROPOSAL NO. 1 -- ELECTION OF BOARD OF DIRECTORS............      7
Nominees for Director.......................................      7
Business Experience of Nominees for Director................      8
Business Experience of Current Non-Nominee Directors........
Directors' Compensation.....................................      9
Information Concerning Board and Committee Meetings and
  Committees of the Board...................................     11
Recent Corporate Governance Initiatives.....................     12
Information Concerning Executive Officers...................     16
Employment Agreements.......................................     18
Report of the Compensation Committee........................     22
Compensation Committee Interlocks and Insider
  Participation.............................................     23
Summary Compensation Table..................................     24
Option Grants in Fiscal 2002................................     26
Option Exercises and Values for Fiscal 2002.................     27
Common Stock Price Performance..............................     29
Certain Relationships and Related Transactions..............     30
Section 16(a) Beneficial Ownership Reporting Compliance.....     31
Report of the Audit Committee...............................     32
Fees Paid to KPMG LLP.......................................     33
PROPOSAL NO. 2 -- APPROVAL OF AN AMENDMENT TO THE IMCLONE
  SYSTEMS INCORPORATED 2002 STOCK OPTION PLAN...............     35
PROPOSAL NO. 3 -- APPROVAL OF IMCLONE SYSTEMS INCORPORATED
  ANNUAL INCENTIVE PLAN.....................................     39

                                       (i)

PROPOSAL NO. 4 -- RATIFICATION OF INDEPENDENT CERTIFIED
  PUBLIC ACCOUNTANTS........................................     42
Stockholder Proposals.......................................     42
Other Matters...............................................     42
Appendix A -- ImClone Systems Incorporated Audit Committee
  Charter...................................................    A-1
Appendix B -- ImClone Systems Incorporated 2002 Stock Option
  Plan......................................................    B-1
Appendix C -- ImClone Systems Incorporated Annual Incentive
  Plan......................................................    C-1

                                       (ii)

                          IMCLONE SYSTEMS INCORPORATED
                               180 VARICK STREET
                            NEW YORK, NEW YORK 10014

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of ImClone Systems Incorporated (the "Company") to be held at 10:00 a.m., local time, on Monday, September 15, 2003, at ImClone Systems Incorporated, 33 Chubb Way, Somerville, New Jersey 08876, and at any postponements or adjournments thereof. The Notice of Annual Meeting, this proxy statement and the accompanying proxy card are first being mailed to stockholders on or about August 25, 2003.

                               ABOUT THE MEETING

What is the purpose of the meeting?

     At the meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of Directors, approval of an amendment to the ImClone Systems Incorporated 2002 Stock Option Plan, approval of the ImClone Systems Incorporated Annual Incentive Plan and ratification of the appointment of the Company's independent auditors. In addition, the Company's management will report on the performance of the Company during fiscal 2002.

Who may attend the meeting?

     Although the Company encourages you to complete and return the proxy card or to vote by telephone or via the Internet to ensure that your vote is counted, you may attend the meeting and vote your shares in person. All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. In all cases, you must bring a form of personal identification. To ensure the availability of adequate space for the Company's stockholders wishing to attend the meeting, priority seating will be given to stockholders of record, stockholders who hold their shares in street name and invited guests of management. In addition, each stockholder may bring one guest. In order that seating may be equitably allocated, a stockholder wishing to bring more than one guest must write to the Secretary of the Company in advance of the meeting and receive written concurrence.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, August 20, 2003, are entitled to receive notice of the meeting and to vote the shares of common stock that they held on that date at the meeting or any postponements or adjournments thereof. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the meeting.

     Pursuant to the Company's Stockholder Agreement, dated as of September 19, 2001, with Bristol-Myers Squibb Company ("BMS") and Bristol-Myers Squibb Biologics Company (the "Stockholder Agreement"), during the period in which BMS has the right to nominate at least one Director to the Company's Board of Directors (a "BMS Director"), BMS and its affiliates are required to vote all of their shares in the same proportion as the votes cast by all of the Company's other stockholders with respect to the election or removal of non-BMS Directors. BMS has the right to nominate at least one BMS Director if its ownership interest in the Company is 5% or greater. BMS currently has the right to nominate two Directors.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting business to be conducted at the meeting. As of the record date, the Company had 74,591,027 shares of common stock outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What vote is required to approve each item?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of Directors. This means that the individuals who receive the highest number of votes will be elected as Directors, up to the maximum number of Directors to be chosen at the meeting.

     Other Items. For each other item, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the item will be required for approval.

What are the recommendations of the Board of Directors?

     The persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors (the "Board"). The Board's recommendation is "FOR" each of the items set forth in this proxy statement. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

How do I vote?

     You may vote in the following ways:

          (a) In person: You may vote in person at the meeting. If you hold your shares in street name, you must obtain a legal proxy, executed in your favor, from your broker or nominee if you wish to vote your shares at the meeting.

          (b) In writing: If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you sign and return your proxy card but do not give voting instructions, the proxy holders will vote your shares as recommended by the Board of Directors. If you are a record holder and attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in street name, your broker or nominee has enclosed or provided a voting instruction form for you to use in directing the broker or nominee how to vote your shares.

          (c) By telephone: Call the toll-free telephone number on your proxy card to vote by telephone. You must have a touch-tone telephone to use this option. You will need to follow the instructions on your proxy card and the voice prompts.

          (d) Via the Internet: Go to the website listed on your proxy card to vote via the Internet. You will need to follow the instructions on your proxy card and on the website.

     Telephone and Internet voting options are available 24 hours a day, seven days a week. When prompted, you will need to enter the control number shown on your proxy card. You will then be able to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone or via the Internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. The telephone and Internet voting procedures, including the use of control numbers found on the proxy cards, are designed to authenticate stockholders' identities, to allow stockholders to vote their shares of common stock and to confirm that their instructions have been properly recorded. If you vote by telephone or via the Internet, you do not need to return your proxy card. If you hold your shares in street name, you may vote by telephone or via the Internet if your broker or nominee makes these methods available, in which case the broker or nominee will enclose the instructions with this proxy statement.

What if I am a beneficial owner rather than a holder of record?

     If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your broker or nominee, who is considered to be the holder of record with respect to your shares. As the beneficial owner, you have the right to direct your broker or nominee as to how to vote by filling out the voting instruction form provided by your broker or nominee. Telephone and Internet voting options may also be available to beneficial owners. As a beneficial owner, you are also invited to attend the meeting, but you must obtain a legal proxy from the holder of record of your shares in order to vote in person at the meeting.

If I hold my shares in a brokerage account and do not return voting instructions, will my shares be voted?

     If your shares are held in street name, your broker or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is "routine." Under the rules that govern brokers who have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes on routine matters, such as the election of Directors and ratification of the appointment of independent auditors, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on "non-routine" matters without such voting instructions. A "broker non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

Can I change my vote after I return my proxy?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing a notice of revocation or an executed proxy card bearing a later date with the Secretary of the Company at the Company's principal executive offices at 180 Varick Street, New York, New York 10014. You may also change or revoke your proxy by telephone or via the Internet at any time before the meeting in accordance with the instructions on the enclosed proxy card. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How are votes counted?

     For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted by the Company as present at the meeting. Abstentions and broker non-votes will not be voted either in favor of or against any of the proposals. For the election of Directors, which requires a plurality of the votes cast, votes withheld from one or more nominees will be excluded entirely from the vote and will have no effect on the outcome. For each of the other proposals, which will be decided by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on such proposal, abstentions will be counted for purposes of determining the number of votes cast on the proposal and will have the same effect as negative votes, but broker non-votes will not be counted as entitled to vote.

Who pays for this proxy solicitation?

     The Company does. In addition to sending you these materials, some of the Company's employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this. In addition, the Company has retained Georgeson Shareholder Communications, Inc. to assist the Company in soliciting your proxy for a fee of $6,000 plus reasonable out-of-pocket expenses.

                                STOCK OWNERSHIP

Who are the Largest Owners of the Company's Stock?

     Except as set forth in the table below, the Company knows of no single person or group of related persons that is the beneficial owner of more than 5% of the Company's common stock. This is based solely on Schedule 13G and Schedule 13D reports filed with the Securities and Exchange Commission (the "SEC") as of April 15, 2003.

How Much Stock Do Certain Beneficial Owners, the Company's Directors and Executive Officers Own?

     The following table shows the amount of the Company's common stock beneficially owned (unless otherwise indicated) by persons or groups of related persons that beneficially own greater than 5% of the Company's common stock, the Company's current directors, the Company's named executive officers and the Company's current directors and executive officers as a group. Except as otherwise indicated, all ownership information is as of April 15, 2003. "Beneficial Ownership" is a technical term defined by the SEC to mean more than ownership in the usual sense. For example, you "beneficially own" the Company's common stock if you own it directly or indirectly (e.g., through a relationship, a position as a trustee or through an agreement) or if you have the right to acquire it within 60 days (e.g., upon the exercise of options).

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                           OWNERSHIP        CLASS(2)
---------------------------------------                       -----------------   ----------
Bristol-Myers Squibb Company................................     14,392,003(3)      19.45%(4)
  345 Park Avenue
  New York, New York 10154
Capital Research and Management Company.....................      6,388,040(5)       8.62%(4)
  333 South Hope Street
  Los Angeles, CA 90071
FMR Group...................................................      4,775,560(6)       6.45%(4)
  82 Devonshire Street
  Boston, Massachusetts 02109
Harlan W. Waksal, M.D. .....................................      3,106,847(7)       4.19%
Samuel D. Waksal, Ph.D. ....................................      1,415,317(8)       1.91%
David M. Kies...............................................        447,508(9)          *
John Mendelsohn, M.D. ......................................        415,726(10)         *
Vincent T. DeVita, Jr., M.D. ...............................        279,055(11)         *
Paul B. Kopperl.............................................        261,056(12)         *
William R. Miller...........................................        201,471(13)         *
Daniel S. Lynch.............................................        196,667(14)         *
S. Joseph Tarnowski, Ph.D. .................................        182,364(15)         *
Arnold J. Levine............................................        161,145(16)         *
Andrew G. Bodnar, M.D., J.D.(17)............................         50,000(18)         *
Lily Waiyee Lee.............................................         43,808(19)         *
Clifford R. Saffron.........................................         35,000(20)         *
John A. Fazio...............................................          6,308(21)         *
All Current Directors and Executive Officers as a Group (21
  persons)..................................................      3,470,398(22)      4.69%

---------------
  *  Less than 1%

 (1) Unless otherwise noted, each person's address is in care of ImClone Systems Incorporated, 180 Varick Street, Sixth Floor, New York, New York 10014.

 (2) The percentage of voting stock owned by each stockholder is calculated by dividing (1) the number of shares deemed to be beneficially held by such stockholder as of April 15, 2003, as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by (2) the sum of (A) 74,007,744, which is the number of shares of common stock outstanding as of June 15, 2003, plus
     (B) the number of shares of common stock issuable upon exercise of currently exercisable options and other derivative securities held by such stockholder. For purposes of this security ownership table, "currently exercisable options" consist of options exercisable as of April 15, 2003 or within 60 days after April 15, 2003. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

 (3) This information is as of March 6, 2002 and was obtained from Amendment No. 2 to Schedule 13D, filed with the SEC on March 6, 2002.

 (4) These percentages have been calculated based upon the number of shares reported as beneficially owned in the stockholder's latest Schedule 13G or
     Schedule 13D filing prior to April 15, 2003 and the number of shares outstanding as of June 15, 2003.

 (5) This information was obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2003. It includes 363,040 shares of common stock resulting from the assumed conversion of the $20,000,000 principal amount of ImClone Systems Incorporated 5 1/2% convertible notes due March 1, 2005.

 (6) This information was obtained from Amendment No. 4 to Schedule 13G, filed with the SEC on February 14, 2002. This number includes 4,766,438 shares beneficially owned by Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and a registered investment adviser, as a result of acting as an investment adviser to various registered investment companies. FMR Group is the parent company of various Fidelity funds and related parties. Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail
     P. Johnson, a Director of FMR Corp., are also listed on the Schedule 13G as beneficial owners of the 4,775,560 shares.

 (7) Includes 333,334 shares issuable upon the exercise of currently exercisable options, 4,086 shares owned by Dr. Harlan W. Waksal's sons and 157 shares owned in a joint account with his wife.

 (8) Includes 1,250,000 shares issuable upon exercise of currently exercisable options. In an action brought by the Company on August 14, 2002 against Dr. Samuel D. Waksal in Supreme Court of the State of New York, New York County, the Company is seeking the cancellation of 833,333 of these options. See, "Employment and Separation Agreements". Dr. Samuel D. Waksal formerly served as the Company's President and Chief Executive Officer.

 (9) Includes 102,500 shares issuable upon the exercise of currently exercisable options; 30,000 shares held by a family foundation of which Mr. Kies is one of the trustees; 16,400 shares held as co-trustee for a trust for Mr. Kies' eldest minor son and 615 shares held by Mr. Kies' spouse as to which Mr. Kies disclaims beneficial ownership.

(10) Consists of 415,726 shares issuable upon the exercise of currently exercisable options.

(11) Includes 278,584 shares issuable upon the exercise of currently exercisable options.

(12) Includes 96,070 shares issuable upon the exercise of currently exercisable options; an aggregate of 139,486 shares held by trusts of which Mr. Kopperl is sole beneficiary and 500 shares held by Mr. Kopperl's spouse as to which Mr. Kopperl disclaims beneficial ownership.

(13) Includes 102,500 shares issuable upon exercise of currently exercisable options.

(14) Consists of 196,667 shares issuable upon exercise of currently exercisable options.

(15) Includes 173,176 shares issuable upon exercise of currently exercisable options.

(16) Includes 131,474 shares issuable upon exercise of currently exercisable options.

(17) Address is in care of Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154.

(18) Consists of 50,000 shares issuable upon exercise of currently exercisable options.

(19) Includes 42,000 shares issuable upon exercise of currently exercisable options.

(20) Includes 32,500 shares issuable upon exercise of currently exercisable options.

(21) Consists of 6,308 shares issuable upon exercise of currently exercisable options.

(22) Includes an aggregate of (i) 2,729,309 shares issuable upon the exercise of currently exercisable options and (ii) 1,115 shares as to which beneficial ownership is disclaimed. Dr. Samuel D. Waksal and Dr. Harlan W. Waksal are no longer directors or executive officers of the Company. Their respective beneficial ownership of ImClone Systems securities as of April 15, 2003 is listed in the chart above.

                                 PROPOSAL NO. 1

                         ELECTION OF BOARD OF DIRECTORS

     An entire Board of Directors, consisting of five members, will be elected at the meeting. The Directors elected will hold office until their successors are elected, which normally would be expected to occur at the next annual meeting. The Board is actively involved in an ongoing search for additional candidates for director positions, and has engaged, for a customary fee, a professional search firm to assist the Board in identifying qualified candidates.

     Pursuant to the Stockholder Agreement described above, Bristol-Myers Squibb Company ("BMS") received the right to nominate two Directors so long as its ownership interest in the Company is 12.5% or greater. BMS continues to have an ownership interest greater than 12.5% and to possess the right to nominate two Directors. However, BMS has not yet nominated a replacement to fill the seat on the Board of Directors vacated by Peter S. Ringrose, M.A., Ph.D., who retired in 2002 from his position of Chief Scientific Officer and President, Pharmaceutical Research Institute at BMS, and also resigned from his Director position at the Company. Therefore, the Company currently expects that BMS will nominate only one Director for election at the meeting.

     Nominations. At the meeting, the Board of Directors expects to nominate the five persons named in this proxy statement as Directors. Although the Company does not know of any reason why any of these nominees might not be able to serve, the Board may propose a substitute nominee if any nominee is not available for election.

     General Information About the Nominees. All of the nominees are currently Directors of the Company. Each of the nominees has agreed to be named in the proxy statement and to serve as a Director if elected.

NOMINEES FOR DIRECTOR

                     NAME                       CURRENT POSITION WITH COMPANY   DIRECTOR OF COMPANY SINCE
                     ----                       -----------------------------   -------------------------
Andrew G. Bodnar, M.D., J.D.(5)(6)............        Director                            2001
Vincent T. DeVita, Jr., M.D.(4)(5)(6).........        Director                            1992
John A. Fazio(1)(6)...........................        Director                            2003
David M. Kies(2)(3)(5)(6).....................        Lead Director                       1996
William R. Miller(1)(2)(3)(5)(6)..............        Director                            1996

---------------
(1) Member of Audit Committee

(2) Member of Compensation and Stock Option Committee

(3) Member of Nominating and Corporate Governance Committee

(4) Member of Research Oversight Committee

(5) Member of Special Committee

(6) Member of the Chief Executive Officer Search Committee

                  BUSINESS EXPERIENCE OF NOMINEES FOR DIRECTOR

     ANDREW G. BODNAR, M.D., J.D., 55, has been a Director of the Company since November 2001. Dr. Bodnar was designated and is being nominated as a Director pursuant to a Stockholder Agreement, dated as of September 19, 2001, among the Company, Bristol-Myers Squibb Company and Bristol-Myers Squibb Biologics Company. Dr. Bodnar is Senior Vice President, Strategy and Medical & External Affairs of Bristol-Myers Squibb Company. Previously, Dr. Bodnar served as President, Oncology/Immunology and Worldwide Strategic Business Development for Bristol-Myers Squibb's Pharmaceutical Group. Prior to joining Bristol-Myers Squibb, Dr. Bodnar was Associate Chief of Internal Medicine, Acting Chief of Cardiology and Director of the Internal Medicine Residency Program at Massachusetts General Hospital in Boston. Dr. Bodnar serves on the Board of Trustees of The New York Blood Center, The Fox Chase Cancer Center and The American Boychoir School.

     VINCENT T. DEVITA, JR., M.D., 68, has been a Director of the Company since February 1992. Since 1993, Dr. DeVita has served as Director of the Yale Cancer Center as well as Professor of Medicine and Professor of Epidemiology and Public Health at Yale University School of Medicine, New Haven, Connecticut. From September 1988 through June 1995, Dr. DeVita served as Attending Physician at Memorial Sloan-Kettering Cancer Center ("Sloan Kettering"), New York, and through June 1991 as Physician-in-Chief. From 1980 to 1988, he served under Presidential appointment as Director of the National Cancer Institute ("NCI"), where he had held various positions since 1966. During his years with the NCI, Dr. DeVita was instrumental in developing the first successful combination cancer chemotherapy program. This work ultimately led to effective regimens of curative chemotherapy for a variety of cancers. Dr. DeVita's numerous awards include the 1990 Armand Hammer Cancer Prize and the 1982 Albert and Mary Lasker Medical Research Award for his contribution to the cure of Hodgkin's disease. Dr. DeVita received his M.D. from the George Washington University School of Medicine, Washington, D.C. in 1961.

     JOHN A. FAZIO, 59, has served as a Director of the Company since February 2003. Mr. Fazio is a Certified Public Accountant and Certified Management Accountant and was with PricewaterhouseCoopers ("PwC") from 1966 to 2000. As a Senior General Practice Partner, he served as the lead audit partner to a number of PwC's key multinational and national clients. Mr. Fazio was also a National Business Leader in PwC's pharmaceutical practice in which he was responsible for developing and delivering services on business issues impacting the industry to assist clients in creating value-adding opportunities. As the head of PwC's Strategic Risk Services practice, he managed a group of senior specialists to assist companies in identifying key risks within their businesses and to establish controls to mitigate such risks. Mr. Fazio is a Director of Dendrite International, Inc. Also active in several professional organizations, he was Chairman of the Accounting and Auditing Standards Committee of the New Jersey Society of Certified Public Accountants, the State Society's senior technical committee. Mr. Fazio earned his Bachelor of Science in Accounting from Penn State University in 1965 and a Masters Degree in Accounting from Ohio State University in 1967.

     DAVID M. KIES, 59, has been a Director of the Company since June 1996. Mr. Kies is a Partner of the New York-based law firm Sullivan & Cromwell, specializing in mergers and acquisitions, securities and general corporate matters.

     WILLIAM R. MILLER, 75, has been a Director of the Company since June 1996. Mr. Miller served as Vice Chairman of the Board of Directors of the Bristol-Myers Squibb Company from 1985 until 1991, at which time he retired. Mr. Miller is a director of Transkaryotic Therapies, Inc. and Chairman of the Board of Vion Pharmaceuticals, Inc. He is Chairman of the Board of Trustees of the Cold Spring Harbor Laboratory and is a past Chairman of the Board of the Pharmaceutical Manufacturers Association. Mr. Miller is a Trustee of the Manhattan School of Music, a director of Opera Orchestra of New York and a Managing Director of the Metropolitan Opera Association. He is a member of Oxford University Chancellor's Court of Benefactors, Honorary Fellow of St. Edmund Hall and Chairman of the English-Speaking Union of the United States.

     THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE (PROPOSAL NO. 1 ON YOUR PROXY CARD).

                            DIRECTORS' COMPENSATION

CASH COMPENSATION

     Exclusive of the Chairman of the Board, each non-employee Director of the Company received compensation of $30,000 for 2002 services as a Director, or a pro rated portion thereof for persons not serving the full fiscal year, as well as reimbursement of the Director's reasonable out-of-pocket expenses incurred in connection with his Board and Board committee activities. Exclusive of Directors appointed as Chairman of the Board or Lead Director, each non-employee Director of the Company will receive compensation of $30,000 for 2003 services as a Director, or a pro rated portion thereof for persons not serving the full fiscal year, as well as reimbursement of his reasonable out-of-pocket expenses incurred in connection with his Board and Board committee activities.

     For 2002, the Chairman of the Board received $150,000 for his services as Chairman as well as reimbursement of his reasonable out-of-pocket expenses incurred in connection with his Board and Board committee activities. On January 24, 2003, the annual compensation for the Chairman of the Board was lowered to $50,000 for 2003, or a pro rated portion thereof if not serving the full fiscal year. Mr. Robert F. Goldhammer resigned as Chairman of the Board on April 29, 2003 and continued service as a Director until he resigned as a Director on July 17, 2003. Accordingly, Mr. Goldhammer's total compensation for 2003 was $22,979.28. On May 14, 2003, the Board appointed a Lead Director and set compensation for this position at a rate of $45,000 per year or a prorated portion thereof for persons not serving the full fiscal year, as well as reimbursement of his reasonable out-of-pocket expenses incurred in connection with his Board and Board committee activities.

     In addition, the Chairman of each Board committee, exclusive of the Chairman of the Board, will receive $10,000 in 2003, or a pro rated portion thereof for persons not serving the full fiscal year, as compensation for services as committee Chairman. For 2003, each Director, including the Chairman of the Board and Lead Director, will receive an additional $1,000 per meeting fee where such meeting is in addition to the Board's regularly scheduled meetings for the year. For each Board committee meeting that such Director attends, whenever such meeting is in addition to the Board committee's regularly scheduled meetings for the year, such Director will receive an additional $400 per meeting.

DIRECTORS' STOCK OPTIONS

     Each Director who is not an employee of the Company was granted for 2002 options to purchase 30,000 shares of common stock, except that the Chairman of the Board was granted for each of 2002 and 2003 options to purchase 60,000 shares of common stock. On January 24, 2003, the Chairman of the Board, Mr. Goldhammer, was granted options to purchase 60,000 shares of common stock, vesting as to 25% on each of April 24, 2003; July 24, 2003; October 24, 2003 and January 24, 2004. In light of Mr. Goldhammer's resignation as Chairman of the Board on April 29, 2003 and continued service as a Director until July 17, 2003 this option grant was amended to 37,912 shares of common stock, vesting as to 15,000 shares on April 24, 2003; 7,912 shares on July 24, 2003; 7,500 shares on October 24, 2003 and 7,500 shares on January 24, 2004. Due to Mr. Goldhammer's July 17, 2003 resignation from the Board, this option grant was again amended solely to comprise 15,000 shares which vested on April 24, 2003. On May 14, 2003, the option grant for the position of Lead Director was set at 45,000 shares. As a result, the Company's Lead Director was granted an option to purchase 10,467 shares of common stock, vesting as to 2,967 shares on July 24, 2003; 3,750 shares on October 24, 2003 and 3,750 shares on January 24, 2004, representing the prorated portion of such additional share grant after accounting for the Lead Director's previous option grant as a Director for 2003.

     Each individual newly joining the Board during the fiscal year receives a pro rated portion of the options described above based on the portion of the fiscal year served. Prior to January 2003, such options generally vested after 12 months of service on the Board from the date of grant, subject to such individual's continued service on the Board on the scheduled date of vesting and had an exercise price equal to the fair market value of the common stock on the date of grant. Beginning in January 2003, such options vest quarterly, subject to such individual's continued service on the Board on the scheduled date of vesting and have an exercise price equal to the fair market value of the common stock on the date of grant. In addition, each Director newly joining the Board who is not an employee of the Company is made a one-time grant of options to purchase 50,000 shares of common stock. Such options vest as to 25% of the shares of common stock over the four-year period commencing with the date of grant, subject to such individual's continued service on the Board on the scheduled date of vesting, and have an exercise price equal to the fair market value of the common stock on the date of grant. From time to time, Directors who are not employees of the Company may be granted additional options in consideration for providing services on the Board. No such additional grants were made during 2002. In 2003, options to purchase 5,000 shares of common stock having an exercise price equal to the fair market value of the common stock on the date of grant, which fully vested on the date of grant, were granted to each of Drs. DeVita, Levine and Mendelsohn and Messrs. Goldhammer, Kies, Kopperl and Miller. The table below sets forth option grants that were made during the year ended December 31, 2002 in consideration for such Directors serving on the Board to Directors who are not employees of the
Company:

                                                               NUMBER OF
NAME                                                            OPTIONS
----                                                          ------------
Richard Barth...............................................  30,000(1)(3)
Andrew G. Bodnar............................................  30,000(1)
Vincent T. DeVita, Jr. .....................................  30,000(1)
John A. Fazio...............................................       0(2)
Robert F. Goldhammer........................................  60,000(1)
David M. Kies...............................................  30,000(1)
Paul B. Kopperl.............................................  30,000(1)
Arnold J. Levine............................................  30,000(1)
John Mendelsohn.............................................  30,000(1)
William R. Miller...........................................  30,000(1)
Peter S. Ringrose...........................................  30,000(1)(3)

---------------
(1) These options were granted automatically, pursuant to the terms of the 1996 Non-Qualified Stock Option Plan, on February 15, 2002 at a per share exercise price of $18.44, which is equal to the fair market value of the common stock on the date of grant. The options vested and became exercisable in their entirety on February 15, 2003 and will terminate on February 14, 2012.

(2) Mr. Fazio joined the Board in 2003.

(3) Mr. Barth and Dr. Ringrose resigned from the Board in 2002 and therefore forfeited these options.

                   INFORMATION CONCERNING BOARD AND COMMITTEE
                      MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors oversees the business and affairs of the Company and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. During the year ended December 31, 2002, there were fourteen meetings of the Company's Board. The Board also took certain actions by unanimous written consent. Except for Dr. Arnold J. Levine, no incumbent Director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served.

     The Company has an Audit Committee of the Board currently composed of Paul
B. Kopperl (Chairman), William R. Miller, Arnold J. Levine and John A. Fazio. Each of the members of the Audit Committee is an "independent director" as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers, Inc. (an "Independent Director"). John A. Fazio is an "Audit Committee Financial Expert" as that term is defined by the rules of the Securities Exchange Commission (the "SEC"). Mr. Kopperl is not standing for re-election to the Board and it is expected that Mr. Fazio will assume the role of Chairman of the Audit Committee. The Audit Committee operates under a written charter. The written charter that was in effect through August 14, 2003 was attached as Appendix A to the Company's proxy statement for its 2000 fiscal year. The current written charter was adopted on August 14, 2003 and is attached as Appendix A to this proxy statement and described below under "Corporate Governance Initiatives". The Audit Committee met seven times during the year ended December 31, 2002.

     The Company has a Compensation and Stock Option Committee (the "Compensation Committee") of the Board currently composed of William R. Miller (Chairman), David M. Kies and Paul B. Kopperl, all of whom are Independent Directors. The Compensation Committee operates under a written charter described below under "Corporate Governance Initiatives". The Compensation Committee met four times during the year ended December 31, 2002, and also took certain actions by unanimous written consent.

     The Company has a Nominating and Corporate Governance Committee currently composed of David M. Kies (Chairman), Paul B. Kopperl, Arnold J. Levine and William R. Miller, all of whom are Independent Directors. The Nominating and Corporate Governance Committee operates under a written charter described below under "Corporate Governance Initiatives". The Nominating and Corporate Governance Committee met three times during the year ended December 31, 2002. The Nominating and Corporate Governance Committee considers nominations for Director made by stockholders of the Company in accordance with the procedures for submission of proposals at annual or special meetings of stockholders set forth in the Company's Amended and Restated By-laws. Such procedures require that notice by any stockholder be delivered to the Secretary of the Company not less than 60 nor more than 90 days prior to the date of the meeting, which notice shall include a statement in writing setting forth the name of the person to be nominated as Director, the number and class of all shares of each class of stock of the Company beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC (or the corresponding provisions of any regulation subsequently adopted by the SEC applicable to the Company), such person's signed consent to serve as a Director of the Company if elected, such person's name and address and the number and class of all shares of each class of stock of the Company beneficially owned by such person. In nominating candidates for Director, the Nominating and Corporate Governance Committee considers such factors as judgment, skill, diversity, experience in the biotechnology/pharmaceutical industry, experience in medical research or oncology, the prospective interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. In evaluating current Directors for re-nomination to the Board, the Nominating and Corporate Governance Committee assesses the performance of each such Director, as well as the challenges and needs of the Company. In response to recent proxy rule amendments proposed, but not yet issued, by the SEC, the Company plans to evaluate the need to issue additional guidance to stockholders on Nominating and Corporate Governance Committee policies and procedures.

     The Company has a Research Oversight Committee currently composed of Vincent T. DeVita, Jr. (Chairman), Arnold J. Levine and John Mendelsohn. The Research Oversight Committee met fourteen times during the year ended December 31, 2002.

     In February 2002, the Board of Directors established a Special Committee. The Special Committee is currently composed of Andrew G. Bodnar, Vincent T. DeVita, Jr., David M. Kies, Paul B. Kopperl, Arnold J. Levine, John Mendelsohn and William R. Miller. The Special Committee has been delegated all lawful authority of the Board in connection with the investigation by the SEC into possible violations of the federal securities laws by the Company and certain unnamed individuals, the subpoena from a grand jury sitting in the United States District Court for the Southern District of New York related to an investigation by the United States Department of Justice, the inquiry of the Oversight and Investigations Subcommittee of the House Energy and Commerce Committee into the conduct of the Company in the development of the Company's product candidate, ERBITUX(TM), federal securities actions naming the Company and certain Directors as defendants, stockholder derivative actions, a proposal from BMS on February 5, 2002 which sought to restructure the relationship between the Company and BMS (which has subsequently been resolved through the amendment of the agreement between the Company and BMS dated March 5, 2002), and any matters that may arise in the future based upon the same or similar facts or allegations. The Special Committee met twelve times during the year ended December 31, 2002.

                    RECENT CORPORATE GOVERNANCE INITIATIVES

     The Company has strengthened and will continue to strengthen the controls and procedures and improve the Company's corporate governance in order to ensure the accuracy and timeliness of its financial reporting, as well as the Company's compliance with tax and other regulatory requirements. As part of this commitment, the Company has initiated a number of steps, including those in response to the Sarbanes-Oxley Act of 2002 and corresponding SEC and Nasdaq requirements or proposals. Specific actions taken or planned by the Company include the following:

     - The Company has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and formal charters for all of its Board committees. In addition, all employees, officers, directors, consultants and Scientific Advisory Board members will be required to sign an acknowledgement on an annual basis that they have read the Code of Business Conduct and Ethics policy, understand its contents, and agree to abide by its terms as a condition of employment or association with the Company. The Company plans to post a copy of the Company's Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Board committee charters on the Company's website, www.imclone.com, in the near future.

     - The Company has both strengthened the Audit Committee's Charter and appointed a new member to its Board of Directors and Audit Committee, John A. Fazio. Mr. Fazio is a former Senior General Practice Partner of PricewaterhouseCoopers, qualifies as a "Audit Committee Financial Expert" under the Sarbanes-Oxley Act, and brings considerable financial expertise in the pharmaceutical industry.

     - The Company has established a Disclosure Committee to formally organize and oversee the disclosure process. The Committee consists of finance, investor relations, intellectual property, internal audit and legal personnel, with a mandate to design and establish controls and other procedures to assist its senior officers in overseeing the accuracy and timeliness of the Company's disclosures.

     - The Company has created an Internal Audit function with a formal charter, which mandates that the department provide independent, objective and timely analyses and assurances to senior management and the Board of Directors as to the adequacy and effectiveness of the Company's risk management, control and governance processes.

     - The Company has conducted a comprehensive review of the adequacy of its policies and procedures with respect to the administration of its equity compensation plans (including stock option and warrant plans) and purchases and sales of the Company's securities. The Company revised its Insider Trading Policy and now requires that all employees, officers, directors, consultants and Scientific Advisory

       Board members sign an acknowledgement that they have read the policy, understand its contents and agree to abide by its terms as a condition of employment or association with the Company. In addition, the Company has significantly increased the number of senior managers designated as executive officers obligated to file reports under Section 16(a) of the Exchange Act. In addition, the Company has conducted an internal review of its tax withholding and reporting policies and established procedures to ensure that the Company is in compliance with federal, state and local tax codes and regulations.

     - The Company is taking steps to ensure that it is in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. The Company intends to modify and enhance its internal control structure consistent with the broad guidelines issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO"). The COSO Integrated Framework -- Internal Controls report provides a sound basis for establishing internal control systems and determining their effectiveness. It is generally regarded as providing the most recognizable and suitable set of control criteria against which internal controls and procedures for financial reporting may be judged, and it meets the test of an authoritative framework that is widely accepted. The SEC's rules for Section 404 refer to the COSO framework and U.S. professional auditing literature embraces COSO. For this purpose, the Company will engage the assistance of a professional services firm that, in addition to providing expert advice and guidance, will ensure that an objective assessment is performed.

     - The Company has established the position of Chief Tax Officer, a new position charged with the responsibility of supervising the Company's policies and procedures with respect to federal, state, local and foreign tax administration and compliance, including, but not limited to, compliance with tax withholding requirements.

  Corporate Governance Guidelines

     The Company's Corporate Governance Guidelines (the "Guidelines") were adopted on November 20, 2002 in order to promote the functioning of the Company's Board and its committees. The Guidelines set forth certain goals relating to the composition of the Board. The Guidelines also establish the procedures and criteria for the selection of Directors, a majority of which must consist of "independent directors" under proposed requirements set forth in recently proposed amendments to the rules of the Nasdaq Stock Market, Inc. ("Nasdaq"). The Guidelines specify the frequency of Board meetings and executive sessions for independent directors. The Guidelines provide that the Board shall have, at a minimum, all the committees required by Nasdaq. Currently, the committees of the Board are: the Audit Committee, the Compensation and Stock Option Committee, the Nominating and Corporate Governance Committee, the Research Oversight Committee, the Special Committee and the Chief Executive Officer Search Committee. The Guidelines also set forth the principles for compensation of the Chief Executive Officer of the Company, executives of the Company and the Board, as well as certain expectations regarding the performance of Directors' duties, including commitment to the Company and attendance at Board meetings, duty of loyalty to the Company, and confidentiality.

  Code of Business Conduct and Ethics

     The Code of Business Conduct and Ethics (the "Code"), adopted by the Company's Board on November 20, 2002, sets forth the key guiding principles that represent Company policies and establish conditions for employment at or association with the Company. These principles include:

     - conducting the Company's business affairs with integrity and honesty and in full compliance with all applicable laws, rules and regulations;

     - a prohibition against trading on inside information;

     - the protection of confidential proprietary information belonging to the Company;

     - avoiding potential or actual conflicts of interests;

     - the protection and proper use of Company assets;

     - a prohibition against misuse of corporate property, information or position;

     - fair dealing practices;

     - full, fair, accurate, timely and understandable disclosure to security holders about the Company's financial condition and results of operations;

     - compliance with the Code and all applicable laws, rules and regulations, and reporting of illegal or unethical behavior;

     - equal opportunity, non-discrimination and fair employment policies;

     - rules regarding political contributions and activities; and

     - compliance with all applicable environmental and workplace health and safety laws and regulations.

     In addition, the Code establishes procedures for employees, officers, directors, consultants and Scientific Advisory Board members associated with the Company to follow in situations which may conflict with the Code's ethical principles.

  Audit Committee Charter

     On August 14, 2003, the Company adopted its Audit Committee Charter, which provides that the Audit Committee shall be comprised of at least three Directors, each of whom shall be an "independent director" as defined in Rule 4200 (a)(14) of the listing standards of the National Association of Securities Dealers, Inc., as required by the Sarbanes-Oxley Act of 2002. All of the members of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, and at least one of the members shall qualify as an "Audit Committee Financial Expert" as that term is defined by the Sarbanes-Oxley Act of 2002.

     The Audit Committee is an oversight body primarily concerned with overseeing the accounting and financial reporting processes of the Company and audits of the Company's financial statements. Accordingly, the Audit Committee assists the Board with oversight of (i) the integrity of the Company's financial statements, (ii) the Company's procedures and processes for compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, and (iv) the performance of the independent auditors and the Company's internal audit function. Furthermore, the Audit Committee is responsible for the preparation of its report to be included in the Company's annual proxy statement.

     The Audit Committee's responsibilities include, among others, (i) to appoint, retain, oversee and terminate the independent auditors, including sole authority to approve all audit engagement fees and terms, (ii) to pre-approve all audit and non-audit services to be provided by the independent auditors,
(iii) to meet with management, the independent auditors and, if appropriate, the head of the internal auditing department to discuss, among other things, the scope of the annual audit, the annual audited financial statements and quarterly financial statements, any significant matters arising from any audit, and any major issues regarding accounting principles and financial statement presentations, (iv) to review and evaluate the qualifications, performance and independence of the independent auditors, including their responsibilities, rotation, scope of audit and results of audit, (v) to review all related party transactions of the Company, and (vi) to establish procedures for the receipt, retention and treatment of complaints or suggestions received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     The Audit Committee Charter provides the Audit Committee with the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate. The Audit Committee Charter also establishes certain governance procedures relating to the nomination of Directors to the Audit Committee, the frequency of Audit Committee meetings and reporting by the Audit Committee to the Board. This summary of the Audit

Committee Charter is qualified in its entirety by reference to the full text of such Charter attached as Appendix A to this proxy statement.

  Compensation and Stock Option Committee Charter

     On November 20, 2002, the Company adopted its Compensation and Stock Option Committee Charter which provides that the Compensation and Stock Option Committee (the "Compensation Committee") shall be comprised of at least three Directors, each of whom shall be (i) independent under Nasdaq rules, (ii) Non-Employee Directors for purposes of Section 16 of the Exchange Act ("Section 16"), and (iii) Outside Directors for purposes of Section 162(m) of the Internal Revenue Code.

     The Compensation Committee has the responsibility to (i) oversee the Company's compensation and benefits policies generally, (ii) evaluate performance and set compensation for executive officers obligated to make reports under Section 16(a) of the Exchange Act, and (iii) prepare the report on executive compensation required to be included in the Company's annual proxy statement. In connection with these responsibilities, the Compensation Committee has the power to determine the Company's compensation and benefits (subject, if applicable, to shareholder ratification), including reviewing and approving any incentive compensation plans and equity-based plans of the Company. In addition, the Compensation Committee recommends Director compensation to the Board for its approval.

     The Compensation and Stock Option Committee Charter provides the Compensation Committee with the sole authority to retain and terminate any compensation consultant assisting it, including sole authority to approve all such compensation consultant's fees and other retention terms. The Compensation and Stock Option Committee Charter also establishes certain governance procedures relating to the nomination of Directors to the Compensation Committee, the frequency of Compensation Committee meetings and reporting by the Compensation Committee to the Board.

  Nominating and Corporate Governance Committee Charter

     On November 20, 2002, the Company adopted its Nominating and Corporate Governance Committee Charter, which provides that the Nominating and Corporate Governance Committee (the "Nominating Committee") shall be comprised of at least three Directors, each of whom shall be independent under Nasdaq rules. The Nominating Committee has the responsibility to (i) identify and recommend individuals for nomination as Directors, (ii) evaluate Board performance, and
(iii) develop and recommend to the Board Corporate Governance Guidelines and a Code of Business Conduct and Ethics of the Company.

     The Nominating and Corporate Governance Committee Charter provides the Nominating Committee with the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts and consultants, as it deems necessary or appropriate. The Nominating and Corporate Governance Committee Charter also establishes certain governance procedures relating to the nomination of Directors to the Nominating Committee, the frequency of Nominating Committee meetings and reporting by the Nominating Committee to the Board.

  Research Oversight Committee Charter

     On November 20, 2002, the Company adopted its Research Oversight Committee Charter, which provides that the Research Oversight Committee (the "Research Committee") shall be comprised of at least three Directors. The Research Committee has the responsibility to assist in the evaluation and oversight of the Company's basic scientific research, including (i) periodic reviews of the Company's research focus and efforts, (ii) review of priorities and research project timelines, (iii) assessment of research resource allocation, and (iv) reporting to the Board on the effectiveness of the Company's research efforts.

     The Research Oversight Committee Charter also establishes certain governance procedures relating to the nomination of Directors to the Research Committee, the frequency of Research Committee meetings and reporting by the Research Committee to the Board.

                             EXECUTIVE COMPENSATION

                   INFORMATION CONCERNING EXECUTIVE OFFICERS

     DANIEL S. LYNCH, 45, joined the Company in April 2001 as its Vice President, Finance and Chief Financial Officer. In September 2001, he was promoted to Senior Vice President, Finance and Chief Financial Officer and in February 2002 was appointed Secretary of the Company. In April 2003, he became Acting Chief Executive Officer and was appointed Senior Vice President and Chief Administrative Officer. From May 1999 through March 2001, he served as Chief Financial Officer of Derby Cycle Corporation. Prior to this, Mr. Lynch served for 15 years in various capacities at Bristol-Myers Squibb Company, including from December 1998 through May 1999, as its Vice President, Finance, U.S. Pharmaceutical, Worldwide Medicines Group; from April 1998 through November 1998 as its Vice President, Finance, Technical Operations, Worldwide Medicines Group; from July 1997 through March 1998 as its Vice President, Finance, Intercontinental, Worldwide Medicines Group; and from February 1995 through June 1997 as its Vice President, Finance, Worldwide Consumer Medicines Group.

     PETER BOHLEN, PH.D., 60, has been Senior Vice President, Research of the Company since January 2001. He joined the Company as Vice President, Research in September 1996 and served in that capacity through December 2000. Prior to joining ImClone, Dr. Bohlen has held managerial positions in drug discovery with pharmaceutical and biotechnology concerns, and he has spent 15 years in various academic positions. Dr. Bohlen received his doctoral degree in chemistry from the University of Berne, Switzerland. His scientific work has focused on the function of growth factors that regulate the formation of new blood vessels in tumors.

     CLIFFORD R. SAFFRON, 45, has served as the Company's Senior Vice President and General Counsel since January 2003. He joined the Company on February 1, 2002, as Vice President, Legal and Special General Counsel. From February 1, 1994 through November 30, 2001, he was Senior Vice President -- Deputy General Counsel of ICN Pharmaceuticals, Inc. Prior to this, from October 1989 through January 1994, he was a litigation associate with the law firm of Proskauer Rose LLP in its New York City office.

     S. JOSEPH TARNOWSKI, PH.D., 49, has served as the Company's Senior Vice President, Manufacturing Operations and Product Development since April 2001. He was Vice President, Product and Process Development from January 1999 through April 2001. Prior to joining the Company, he held various positions with CellPro, Inc., the principal business of which was the development, manufacture and marketing of automated systems that utilize monoclonal antibodies to purify large quantities of specific cells for therapeutic and diagnostic applications. He joined CellPro in June 1992 as Vice President of Operations, was appointed to Vice President of Research and Development in June 1995 and became Senior Vice President and Chief Technical Officer in December 1996. From November 1986 to May 1992, Dr. Tarnowski was Director, Process and Product Development of Scios Nova Inc. (formerly California Biotechnology Inc.), a company that develops recombinant human proteins for therapeutic uses. Dr. Tarnowski received a Ph.D. in Biochemistry from the University of Tennessee in 1979 and was a Postdoctoral Fellow at the Roche Institute of Molecular Biology from 1979 through 1981.

     MICHAEL P. BAILEY, 38, has served as the Company's Vice President, Marketing since January 2003. Mr. Bailey joined the Company in 1999 as Director of Marketing and has served as a key member of the commercial team overseeing both the product management and strategic planning groups. Prior to joining the Company, Mr. Bailey served at Genentech, Inc. from 1997 through 1999 where he managed the company's Cardiovascular Development Portfolio as Group Manager Product Manager. From 1992 through 1997, Mr. Bailey served as one of two MBA graduates selected for Smith-Kline Beecham's Executive Marketing Program. Within the program, Mr. Bailey held a variety of commercial roles, including sales (hospital and retail), strategic planning (new product marketing and managed care), and product management. Mr. Bailey holds an MBA in International Marketing from the University of Notre Dame.

     PETER R. BORZILLERI, 47, joined the Company in September 2002, as Vice President, Internal Audit. Prior to joining the Company, Mr. Borzilleri held financial and administrative management positions with various international companies. Most recently, he was Vice President, Assistant Corporate Controller for Automatic Data Processing, Inc., one of the world's largest providers of computerized transaction processing, data communication and information services. From 1999 to 2001, he was Vice President, Corporate Controller for United Rentals, Inc., the largest equipment rental company in North America. From 1994 to 1999 he was Vice President, Group Controller for Mannesmann Corp., the U.S. operations of a German industrial company. Prior to that, he spent nine years with the Volvo North America Group, with most of his time as the top financial and administrative executive of their U.S. marine and industrial engine business, Volvo Penta North America. He started his career in public accounting with the firm Deloitte & Touche, where he spent seven years in their audit group. Mr. Borzilleri is a Certified Public Accountant.

     MARGARET DALESANDRO, PH.D., 56, joined the Company in September 2002 as Vice President, Project Management. She has responsibility for both Project and Alliance Management functions within the Company. From February 2000 to September 2002, Dr. Dalesandro was Senior Director of Project and Portfolio Management at GlaxoSmithKline plc where she led global multi-disciplinary project teams in the development and delivery of market-aligned Cardiovascular and Urology therapies. From October 1998 through January 2000, Dr. Dalesandro led the Technology Assessment practice in the U.S. for Cambridge Pharma Consultancy. She consulted with major pharmaceutical and biotechnology companies to develop business strategies based on evaluation of commercial opportunities and risk in new product development. From September 1989 through September 1998, Dr. Dalesandro held various positions in R&D at Centocor, Inc., including director of the departments of Emerging Technologies and Immunobiology. She also established the department of Cardiovascular Research within Centocor Diagnostics. Dr. Dalesandro received both M.A. and Ph.D. degrees in Biochemistry from Bryn Mawr College. She was an NIH Postdoctoral Fellow in Molecular Immunology at Bowman Gray School of Medicine, Winston-Salem, NC.

     CHARLES DUNNE, 39, has been Vice President, Management Information Systems and Facilities since January 2001. Mr. Dunne, one of the Company's first employees, joined the Company in 1984 and has served it in a number of capacities, including Assistant Vice President, Management Information Systems and Facilities during 2000, Senior Director, Management Information Systems during 1999 and Director, Management Information Systems during 1998. Mr. Dunne supervised the construction of the Company's corporate headquarters and research laboratories and has implemented all systems at the Company since 1984.

     PAUL A. GOLDSTEIN, 38, has been Vice President, Financial Operations since January 2001. He joined the Company in January 1992 and has served in various capacities since that date, including Assistant Vice President, Finance during 2000, Senior Director, Finance and Controller from January 1998 through December 1999 and Controller from January 1995 through December 1997. Prior to joining the Company, he was employed by Laventhol & Horwath, a certified public accounting firm in New York City. Mr. Goldstein is a certified public accountant.

     MICHAEL J. HOWERTON, 51, has served as the Company's Vice President, Finance and Business Development, and as its Acting Chief Financial Officer and Secretary since May 2003. From August 2001 until May 2003, Mr. Howerton served as the Company's Vice President, Business Development and was responsible for the pursuit and development of new business opportunities for the Company, including acquisitions, product in-licensing and out-licensing and strategic alliances. Prior to joining the Company, Mr. Howerton built a 25-year career at Bristol-Myers Squibb Company. In his most recent position at Bristol-Myers Squibb, Mr. Howerton served as Vice President, Financial Analysis and Assistant Controller from 1998 to 2001, directing activities relating to the financial and strategic analysis, budgeting and profit planning of the Company. Prior to this position, Mr. Howerton served as Vice President, Corporate Development for eight years, and was responsible for activities relating to the acquisitions, divestitures and strategic alliances for the Company's Worldwide Medicines Group.

     LILY WAIYEE LEE, PH.D., 47, joined the Company in April 2001 as its Vice President, Regulatory Affairs and Biostatistics. Dr. Lee was employed at The Lipsome Company, Division of Elan Corporation, as its Vice President, Clinical & Regulatory Operations and Biostatistics from 1995 to April 2001 and as its Executive Director, Biostatistics and Data Management from 1993 through 1994. Prior to that time she was employed for over eight years in various statistical positions at Ciba Consumer Pharmaceuticals, Division of Ciba Geigy and at Janssen Pharmaceutical, a division of Johnson & Johnson. Dr. Lee earned a bachelor degree in statistics from the University of Minnesota and both a masters' degree in Biostatistics and Ph.D. in Demography from the University of California, Berkeley.

     RONALD A. MARTELL, 41, has served as the Company's Vice President, Marketing and Sales since November 1998. Prior to joining the Company he worked at Genentech, Inc. for ten years where he held various positions. Most recently, from 1996 until joining the Company, he served as Genentech's Group Manager of Oncology Products where he directed the launch of Herceptin, Genentech's monoclonal antibody product approved to treat breast cancer. From 1995 to 1996, he served as Senior Product Manager where he launched Pulmozyme for cystic fibrosis in Europe. From 1994 through 1995, he served as Manager of Genentech's Piedmont Sales Division. Prior to that, he served from 1993 as Associate Product Manager for Genentech's Pulmozyme.

     MICHAEL NEEDLE, M.D., 43, has served as the Company's Vice President, Clinical Affairs since January 2001. He joined the Company in April 2000 as its Assistant Vice President, Clinical Affairs. Prior to joining the Company, Dr. Needle served as Director, Oncology Clinical Research of G.D. Searle, a Monsanto Company. From July 1993 through November 1997 Dr. Needle served as Assistant Professor of Pediatrics and Neurology, Children's Hospital of Philadelphia, University of Pennsylvania School of Medicine. Dr. Needle received a Bachelor of Arts degree in Physics from Binghamton University and a Doctor of Medicine degree from the State University of New York, Health Science Center at Brooklyn. Dr. Needle performed his residency in Pediatrics at Kings County Hospital in Brooklyn and his Pediatric Hematology/ Oncology fellowship at the Fred Hutchinson Cancer Research Center in Seattle and the University of Texas, M.D. Anderson Cancer Center in Houston.

     ANDREA F. RABNEY, 36, has served as the Company's Vice President, Corporate Communications since January 2001. She joined the Company in 1993 as its Director, Corporate Development and Investor Relations and has served in several other managerial positions since that time, including Senior Director, Corporate Development & Investor Relations from 1998 to 1999 and Assistant Vice President, Corporate Communications during 2000. Prior to joining the Company, Ms. Rabney served as a compliance analyst at Smith Barney Shearson Inc. (now Salomon Smith Barney) where she was responsible for defining capital markets guidelines and procedures for foreign and institutional accounts and trading desks. Ms. Rabney holds a law degree from the Jacob D. Fuchsberg Law Center of Touro College.

     ERIK D. RAMANATHAN, 32, has served as the Company's Vice President, Legal and Associate General Counsel since January 2003. He joined the Company in July 2000 as its Director, Legal and was promoted to Senior Director, Legal in January 2002 and to Assistant Vice President, Legal in August 2002. From September 1996 until January 2002, he specialized in health care transactions as an attorney at the New York law firm of Proskauer Rose LLP. Mr. Ramanathan holds a law degree from Harvard Law School and an undergraduate science degree from The Johns Hopkins University.

     DOUGLAS E. SWAN, 51, joined the Company in July 2003 as its Vice President, Sales. Prior to his employment with ImClone Systems, from 1999 through 2003, he served as Vice President, North America for Oncology and Vice President, Global Marketing for the Biosciences Division with Baxter Healthcare Corporation, headquartered in Deerfield, IL. From 1996 to 1999, he served as Director of Marketing for Genentech, Inc. where he led the market preparation and subsequent launches of two monoclonal antibodies targeting lymphoma and breast cancer. Mr. Swan began his pharmaceutical career with Bristol-Myers Squibb and held a variety of Sales, Sales Management, Reimbursement and Marketing positions. He holds a Bachelors of Science degree in Medical Biology from the University of New England.

EMPLOYMENT AND SEPARATION AGREEMENTS

     EMPLOYMENT AGREEMENTS. On September 19, 2001, Daniel S. Lynch, S. Joseph Tarnowski, Harlan W. Waksal and Samuel D. Waksal entered into employment agreements with the Company to be effective as of that date. The period of employment, during which salary, bonus and benefits were to be provided to Mr. Daniel S. Lynch, Dr. S. Joseph Tarnowski, Dr. Harlan W. Waksal and Dr. Samuel D. Waksal began on September 19, 2001 and were to end on the third anniversary thereof; provided that, with respect to Dr. Harlan W. Waksal and Dr. Samuel D. Waksal, the term was to automatically be extended for one additional day each day served, unless a notice not to extend is provided. The employment agreements with Dr. Samuel D. Waksal and with Dr. Harlan W. Waksal are no longer in effect.

     As of February 1, 2002, Clifford R. Saffron entered into an employment agreement with the Company, effective as of that date and for a term of one year from that date, during which period salary, bonus and benefits were to be provided to Mr. Saffron. This employment agreement was amended by letter agreement dated April 18, 2002, which provided for promotion of Mr. Saffron and a corresponding additional grant of options. This employment agreement is no longer in effect.

     The terms and conditions of these employment and separation agreements are discussed below.

     DANIEL S. LYNCH. Pursuant to the employment agreement with Mr. Daniel S. Lynch, he originally served as the Company's Senior Vice President and Chief Financial Officer and currently serves as the Company's Senior Vice President, Chief Administrative Officer and Acting Chief Executive Officer. Mr. Lynch's base salary is required to be not less than $360,000 and he is eligible to receive an annual bonus; provided, that, the annual bonus shall not be less than $360,000.

     Mr. Lynch is entitled to participate in customary employee benefit plans and programs sponsored by the Company. In addition, the Company will reimburse Mr. Lynch for up to $15,000 annually for personal tax planning and financial advice and will provide him with a term life insurance policy with a death benefit of at least $5,000,000. On September 19, 2001, pursuant to the terms of the employment agreement, Mr. Lynch was granted a ten year stock option to acquire 200,000 shares of the Company's common stock at an exercise price per share equal to $50.01, the fair market value at the time of the grant. The stock options will vest as to 33 1/3% of the shares subject thereto on the first, second and third anniversary of the date of grant provided that Mr. Lynch is then employed by the Company.

     If Mr. Lynch's employment is terminated by the Company without "cause" or by Mr. Lynch for "good reason," Mr. Lynch will be paid or provided, in addition to accrued but unpaid compensation and benefits and pro-rata bonus, (a) a lump-sum cash payment equal to three times the sum of his base salary and highest bonus paid in the last three years (with highest bonus paid deemed to be at least $500,000); (b) continuation of health and welfare benefits for three years; (c) immediate vesting of all stock-based awards, including the stock options discussed above and all outstanding options shall remain exercisable until the expiration of their term regardless of any termination of employment provisions therein contained; (d) lump sum payment equal to the present value of the maximum contributions the Company could have made under all of its retirement plans if he had continued to be employed by the Company for an additional three years and (e) payment by the Company of all contributions or payments for the year of termination under all insurance benefits or policies for the benefit of Mr. Lynch of which he would become the owner.

     If any of the payments to be made to Mr. Lynch could result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the Company shall pay Mr. Lynch an additional amount to fully gross him up for such taxes, unless, by reducing the amounts payable to him by less than 10%, no amounts would be subject to the excise tax, in which case the payments shall be so reduced.

     The employment agreement also contains confidentiality, non-competition and non-solicitation provisions.

     For purposes of the employment agreement, the Company will have "cause" to terminate Mr. Lynch upon (a) a final conviction or plea of guilty or no contest to a felony involving moral turpitude or (b) willful misconduct that is materially and demonstrably injurious economically to the Company. Among other events, Mr. Lynch will have "good reason" to terminate his employment with the Company (a) if there is any material and adverse change in his duties or responsibilities, (b) if there is a reduction in his base salary, bonus opportunity, or any material benefit, (c) for any reason during the thirty-day period following the first anniversary of a change in control of the Company,
(d) if he is required to relocate, or (e) if there is a breach of any material provision of the employment agreement by the Company . Since its execution, this employment agreement has not been amended to reflect any of the changes in Mr. Lynch's responsibilities or title.

     S. JOSEPH TARNOWSKI. Dr. Tarnowski's employment agreement is substantially the same as the employment agreement with Mr. Daniel S. Lynch, except that: (a) he serves as Senior Vice President, Manufacturing Operations and Product Development; (b) his base salary is required to be not less than $225,000 and his minimum guaranteed bonus is $100,000, (c) he is not being reimbursed for annual tax planning or financial advice; (d) he was granted a term life insurance policy with a death benefit of at least $2,000,000; and (e) he was not granted any additional stock options, however, consistent with Mr. Lynch's agreement, all existing stock-based awards will immediately vest if Dr. Tarnowski's employment agreement is terminated by the Company without "cause" or by Dr. Tarnowski for "good reason," and his bonus is deemed to be no less than $100,000 for purposes of calculating the lump sum cash payment in such event. In addition, among other events, Dr. Tarnowski will have "good reason" to terminate his employment with the Company: (a) if there is any material and adverse change in his duties or responsibilities, (b) if there is a reduction in his base salary, bonus opportunity, or any material benefit, (c) if he is required to relocate, or (d) if there is a breach of any material provision of the employment agreement by the Company.

     CLIFFORD R. SAFFRON. Pursuant to the employment agreement with Mr. Saffron, he originally served as the Company's Vice President and Special General Counsel and later served as the Company's Senior Vice President and Special General Counsel. Mr. Saffron currently serves as the Company's Senior Vice President and General Counsel, but his employment agreement expired on February 1, 2003 after its one-year term.

     Under Mr. Saffron's employment agreement, Mr. Saffron's base salary was $225,000 per year and he was eligible to receive an annual target bonus of $100,000 upon attaining performance goals established by the Company. Mr. Saffron was entitled to participate in customary employee benefit plans and programs sponsored by the Company. Pursuant to the terms of the employment agreement, Mr. Saffron was granted stock options to acquire 60,000 shares of the Company's common stock at an exercise price per share equal to $18.44, the fair market value at the time the grant was approved by the Board of Directors. The stock options vested as to 25% of the shares on the date of grant and as to 25% of the shares on the first anniversary of the date of grant. The remaining options will vest as to 25% of the shares on each of the second and third anniversaries of the date of grant. In addition, Mr. Saffron was paid a signing bonus of $25,000 in March 2002 pursuant to the employment agreement.

     Mr. Saffron's employment agreement was amended by letter agreement dated April 18, 2002, providing for Mr. Saffron's promotion to Senior Vice President and Special General Counsel. Under the letter agreement, Mr. Saffron was also granted additional options to acquire 10,000 shares of the Company's stock at an exercise price per share equal to $21.54, the fair market value at the time the grant was approved by the Board of Directors. These stock options vested as to 25% of the shares on the date of grant and will vest as to 25% of the shares on each of the first, second and third anniversaries of the date of grant.

     HARLAN W. WAKSAL. Pursuant to the employment agreement with Dr. Waksal, which has now been terminated, he originally served as the Company's Executive Vice President and Chief Operating Officer and Director, then as the Company's President and Chief Executive Officer and Director and then as the Company's Chief Scientific Officer and Director. Dr. Waksal's base salary was required to be not less than $455,000 and he was eligible to receive an annual bonus; provided, that, the annual bonus was not to be less than $1,000,000 minus his base salary for the relevant year.

     Dr. Waksal was entitled to participate in customary employee benefit plans and programs sponsored by the Company. In addition, the Company reimbursed Dr. Waksal for up to $15,000 annually for personal tax planning and financial advice. Dr. Waksal was also entitled to a term life insurance policy with a death benefit of at least $5,000,000, but he did not pursue the issuance of such a policy. On September 19, 2001, pursuant to the terms of the employment agreement, Dr. Waksal was granted a ten year stock option to acquire 1,000,000 shares of the Company's common stock at an exercise price per share equal to $50.01, the fair market value at the time of the grant. The stock options were to vest as to 100% of the shares subject thereto on the third anniversary of the date of grant; provided, that, 33 1/3% of the shares subject to the stock option were to each automatically vest prior to the third anniversary if Dr. Waksal remained employed by the Company when the Company's ten day average stock price reaches $60, $80 and $100 per share, respectively. In addition, these stock options were to become 100% vested upon a "change in control" of the Company. These options vested as to the first 33 1/3% on October 31, 2001.

     The term of Dr. Waksal's employment agreement was to automatically extend beyond its three year initial term for one additional day each day served, unless a notice by the Company not to extend was provided. If Dr. Waksal's employment was terminated by the Company without "cause" or by Dr. Waksal for "good reason," Dr. Waksal was to be paid or provided, in addition to accrued but unpaid compensation and benefits and pro-rata bonus, (a) a lump-sum cash payment equal to three times the sum of his base salary and highest bonus paid in last three years (with highest bonus paid deemed to be at least two times his then-current base salary); (b) continuation of health and welfare benefits for three years; (c) immediate vesting of all stock-based awards, including the stock options discussed above, and all outstanding options were to remain exercisable until the expiration of their term regardless of any termination of employment provisions therein contained; (d) lump sum payment equal to the present value of the maximum contributions the Company could have made under all its retirement plans if he had continued to be employed by the Company for an additional three years and (e) payment by the Company of all contributions or payments for the year of termination under all insurance benefits or policies for the benefit of Dr. Waksal of which he would become the owner.

     If any of the payments to be made to Dr. Waksal could result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the Company was to pay Dr. Waksal an additional amount to fully gross him up for such taxes, unless, by reducing the amounts payable to him by less than 10%, no amounts would be subject to the excise tax, in which case the payments were to be so reduced.

     The employment agreement also contained confidentiality, non-competition and non-solicitation provisions.

     For purposes of the employment agreement, we had "cause" to terminate Dr. Waksal upon (a) a final conviction or plea of guilty or no contest to a felony involving moral turpitude or (b) willful misconduct that is materially and demonstrably injurious economically to the Company. Among other events, Dr. Waksal had "good reason" to terminate his employment with the Company (a) if there were any material and adverse change in his duties or responsibilities,
(b) if there were a reduction in his base salary, bonus opportunity, or any material benefit, (c) for any reason during the thirty-day period following the first anniversary of a change in control of the Company, (d) if the Company provided a notice of non-renewal of the term, (e) if he were required to relocate, or (f) if there were a breach of any material provision of the employment agreement by the Company. Since its execution, this employment agreement was not amended to reflect any of the changes in Dr. Waksal's responsibilities or title.

     As of July 22, 2003, the Company accepted the resignation of Dr. Harlan W. Waksal. Pursuant to his employment agreement, Dr. Waksal received a lump sum payment totaling approximately $4,424,000 and is entitled to receive for defined periods of time the continuation of certain benefits including health care and life insurance coverage through July 2006, with an estimated cost of $38,000. In addition, all outstanding stock options held by Dr. Harlan W. Waksal, comprising options to purchase 1,000,000 shares of common stock of the Company at a per share exercise price of $50.01 that were granted on September 19, 2001, were deemed amended such that the 666,666 options that remained unvested as of the date of his resignation vested immediately on that date. The amended stock option awards can be exercised at any time until the end of the term of such awards.

     SAMUEL D. WAKSAL. Dr. Samuel D. Waksal's employment agreement with the Company which has now been terminated, was substantially the same as the employment agreement with Dr. Harlan W. Waksal except that: (a) Dr. Samuel D. Waksal served as the Company's President and Chief Executive Officer; (b) his base salary was required to be not less than $500,000 per year; and (c) he was granted stock options to acquire 1,250,000 shares of the Company's common stock. On May 22, 2002, the Company entered into a Separation Agreement with Dr. Samuel
D. Waksal pursuant to which Dr. Samuel D. Waksal resigned his directorship, offices and positions within the Company effective as of that date and terminated his employment agreement with the Company. Pursuant to the terms of the Separation Agreement, the Company agreed to provide to Dr. Samuel D. Waksal:
(i) a cash payment of $7,000,000; (ii) medical, hospitalization, dental and life insurance programs for a period of three years at the level in effect while Dr. Samuel D. Waksal was employed by the Company; (iii) term life insurance purchased by the Company for the benefit of Dr. Samuel D. Waksal or his designated beneficiaries with a death benefit of $5,000,000, to be maintained by us for six years; (iv) the immediate vesting of 833,333 unvested employee stock options held by Dr. Samuel D. Waksal; (v) the payment of all reasonable business expenses incurred by Dr. Samuel D. Waksal prior to his termination; (vi) payments that the Dr. Samuel D. Waksal was entitled to receive under Section 8(e) of his employment agreement; (vii) payment of the cost of a crisis management consultant for a period of six months; and (vii) payment for legal fees incurred in connection with the negotiation of the Separation Agreement of up to $35,000. In an action brought by the Company in August 2002 against Dr. Samuel D. Waksal, the Company is seeking repayment from Dr. Samuel D. Waksal of all of the above-described amounts paid under the Separation Agreement and the cancellation of the 833,333 employee stock options that became vested pursuant to the Separation Agreement.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

     This Report was adopted by the Compensation and Stock Option Committee (the "Compensation Committee") on April 3, 2003, at which time the Directors signing this Report constituted the Compensation Committee membership. During 2002, Robert F. Goldhammer, Peter S. Ringrose and Richard Barth served on the Compensation Committee. Mr. Goldhammer resigned from the Compensation Committee on April 3, 2002, Dr. Ringrose resigned from the Compensation Committee on March 19, 2002, and Mr. Barth resigned from the Board of Directors on April 2, 2002. Mr. Goldhammer and Dr. Ringrose resigned from the Compensation Committee because it was determined that they were not "independent" as defined under the National Association of Securities Dealers' ("NASD") listing standards. Each of the current members of the Compensation Committee is "independent" under that standard. The Compensation Committee operates under a written charter adopted by the Board of Directors on November 20, 2002.

OVERALL PHILOSOPHY

     The Company's executive compensation philosophy is based on the premise that compensation should be set at levels that support the Company's business strategies and long-term objectives and relate to an individual's performance. The elements of the executive compensation package are base salary, participation in annual incentives, and long-term incentive compensation, including stock options.

     In establishing base salaries, annual and long-term incentive awards, and awards of stock options, the Compensation Committee considers the executive's annual review, periodic compensation surveys, including those provided by third parties covering the biopharmaceutical industry, awards given to the executive in past years, progress toward or attainment of the Company's corporate goals and objectives including performance, shareholder return and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation).

     The Compensation Committee uses no set formulas and may accord different weight at different times to different factors for each executive. Among the factors, the Committee considers the progress of the Company's research and development and capital investment programs, its ability to gain support for such programs, its ability to attract, motivate and retain talented employees and its ability to secure capital sufficient for its product development to achieve rapid and effective commercialization as may be practicable.

DEDUCTIBILITY OF COMPENSATION

     The Compensation Committee has reviewed the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which, beginning in 1994, limits the deductibility of certain otherwise deductible compensation in excess of $1 million paid to the Chief Executive Officer and certain other executive officers. It is the general policy of the Company to have its executive compensation plan qualify to be treated as deductible compensation whenever, in the judgment of the Compensation Committee, to do so would be consistent with the objectives of that compensation plan and the best interests of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Dr. Samuel D. Waksal served as President and CEO until May 22, 2002. From January 1, 2002 through May 22, 2002, he received no incentive awards, stock options or cash bonus other than a guaranteed minimum bonus under his employment agreement relating to 2001 services. Dr. Samuel D. Waksal received $55,917 of perquisites during 2002. For more information regarding Dr. Samuel D. Waksal's separation from the Company refer to "Employment and Separation Agreements" herein.

     Dr. Harlan Waksal became President and CEO on May 23, 2002. Pursuant to the terms of his employment agreement with the Company dated September 19, 2001, Dr. Harlan Waksal's base salary for 2002 was $455,000. Dr. Harlan Waksal received no salary increase for 2002. Pursuant to the terms of his employment agreement, Dr. Harlan Waksal was entitled to a guaranteed cash bonus for 2002 equal to a minimum of $545,000. Dr. Harlan Waksal voluntarily declined to accept any cash bonus relating to 2002 services. Dr. Harlan Waksal received no option grant during 2002. Dr. Harlan Waksal received in April 2002 a guaranteed minimum bonus of $545,000 under his employment agreement relating to 2001 services. Dr. Harlan Waksal received $104,084 of perquisites during 2002.

                                          Compensation and Stock Option
                                          Committee

                                          William R. Miller, Chairman
                                          David M. Kies
                                          Paul B. Kopperl

     The foregoing Report of the Compensation Committee shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of the Company's previous or future filings with the SEC, except as otherwise explicitly specified by the Company in any such filing.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 2002, the following Directors served on the Compensation Committee: Robert F. Goldhammer, Richard Barth, David
M. Kies, Paul B. Kopperl, Peter S. Ringrose and William R. Miller, none of whom is an employee of the Company or any of its subsidiaries nor has ever been an executive officer of the Company or any subsidiaries. Dr. Ringrose resigned from the Compensation Committee on March 19, 2002, Mr. Barth resigned from the Board on April 2, 2002 and Mr. Goldhammer resigned from the Compensation Committee on April 3, 2002 and from the Board on July 17, 2003. Dr. Ringrose was an executive officer of BMS prior to his recent retirement from BMS. See, "Certain Relationships and Related Transactions" for descriptions of the Company's relationship with BMS.

                           SUMMARY COMPENSATION TABLE

     The Summary Compensation Table sets forth the cash and non-cash compensation awarded to, earned by, or paid to the Company's Chief Executive Officers during fiscal year 2002 and the four most highly compensated executive officers (other than the Chief Executive Officers) for each of the years ended December 31, 2002, 2001 and 2000 who were serving as executive officers at December 31, 2002 and whose total salary and bonus exceeded $100,000 for the year ended December 31, 2002.

                                                                                   LONG-TERM
                                         ANNUAL COMPENSATION                  COMPENSATION AWARDS
                             --------------------------------------------   -----------------------
                                                                OTHER                    SECURITIES
                                                                ANNUAL      RESTRICTED   UNDERLYING   PAYOUTS    ALL OTHER
NAME AND                             SALARY      BONUS       COMPENSATION     STOCK       OPTIONS      LTIP     COMPENSATION
PRINCIPAL POSITION           YEAR    ($)(1)      ($)(2)          (3)         AWARD(S)       SARS      PAYOUTS       (4)
------------------           ----   --------   ----------    ------------   ----------   ----------   -------   ------------
Harlan W. Waksal(5)........  2002   $444,500   $       --(6)   $104,084(7)    $  --             --     $  --     $    2,750
  President and Chief        2001    451,404      545,000(6)    102,577(7)       --      1,000,000        --          2,550
  Executive Officer          2000    400,000      800,000       105,157(7)       --             --        --          1,700
Daniel S. Lynch(8).........  2002    351,692      360,000(9)    130,958(10)      --        267,500        --          2,750
  Senior Vice President,     2001    223,769      525,000(11)         --         --        260,000        --          1,589
  Finance and Chief
  Financial Officer
Lily W. Lee(12)............  2002    258,654       75,000            --          --         26,250        --          2,668
  Vice President,
    Regulatory               2001    172,436      200,000            --          --         60,000        --          2,344
  Affairs and Biostatistics
S. Joseph Tarnowski........  2002    230,798      100,000            --          --         97,500        --          2,750
  Senior Vice President,     2001    217,808      225,000            --          --         10,000        --          2,306
  Manufacturing Operations   2000    204,750      100,000        36,083(13)      --         24,000        --          1,700
  and Product Development
Clifford R. Saffron(14)....  2002    199,904      125,000            --          --         89,000        --             --
  Senior Vice President and
  General Counsel
Samuel D. Waksal(15).......  2002    215,769           --        55,917(16)      --             --        --      7,001,713(17)
  Former President and       2001    550,000      450,000(18)    268,037(19)      --     1,250,000        --          2,063
  Chief Executive Officer    2000    500,000    1,000,000       302,428(20)      --             --        --          1,700

---------------
 (1) Amounts shown include compensation deferred pursuant to Section 401(k) of the Internal Revenue Code.

 (2) Although the Company has no formal bonus plan, the Company's Compensation and Stock Option Committee, in its discretion, may award bonuses to the Company's officers and other employees. The Company has paid bonuses based on individual and Company performance. Certain employment agreements also provide for the payment of minimum guaranteed bonuses. Amounts shown include awards paid relative to services rendered in each of the last three fiscal years. All bonus awards for each of the last three fiscal years were paid in cash. Bonuses are recorded for the period in which they were earned.

 (3) Excludes certain perquisites and other personal benefits for each Named Executive Officer which did not equal or exceed the lesser of $50,000 or 10% of such individual's annual salary plus bonus.

 (4) Amounts shown include amounts paid by the Company as a matching contribution to employees' 401(k) accounts.

 (5) Dr. Harlan W. Waksal was the Company's President and Chief Executive Officer from May 22, 2002 until April 29, 2003, when he became the Company's Chief Scientific Officer. He resigned from all positions with the Company as of July 22, 2003.

 (6) Pursuant to the terms of an employment agreement dated September 19, 2001, Dr. Harlan W. Waksal was guaranteed a minimum annual bonus that is not less than the difference between $1,000,000 and his base salary for the relevant bonus year. Dr. Harlan W. Waksal elected to forgo his bonus for 2002 and he was paid in 2002 his guaranteed bonus for 2001 of $545,000. This employment agreement is no longer in effect.

 (7) Includes the cost of tickets to New York City area sporting events for personal use at $71,911, $76,703 and $44,950 for 2002, 2001 and 2000,
     respectively.

 (8) Mr. Lynch commenced employment with the Company in April 2001. Effective April 29, 2003, Mr. Lynch was promoted to Senior Vice President and Chief Administrative Officer, Acting Chief Executive Officer.

 (9) Pursuant to the terms of an employment agreement dated September 19, 2001, Mr. Lynch is guaranteed a minimum annual bonus that is not less than his base salary for the relevant bonus year.

(10) Includes $99,741 for initiation costs, dues and other fees relating to membership at a country club.

(11) Consists of a $75,000 sign-on bonus and a performance bonus of $450,000 paid pursuant to the terms of an employment agreement dated September 19, 2001.

(12) Dr. Lee commenced employment with the Company in April 2001.

(13) Consists of relocation expenses associated with Dr. Tarnowski joining the Company.

(14) Mr. Saffron commenced employment with the Company in February 2002.

(15) Dr. Samuel D. Waksal was the Company's President and Chief Executive Officer from March 1987 until May 22, 2002, at which time he resigned all positions with the Company.

(16) Includes $24,000 for personal tax planning and financial advice and $15,436 for personal automobile expenses.

(17) Pursuant to a Separation Agreement dated May 22, 2002, the Company paid Dr. Samuel D. Waksal $7,000,000. In an action brought by the Company in August 2002 against Dr. Samuel D. Waksal, the Company is seeking repayment from Dr. Samuel D. Waksal of this and other amounts paid under the Separation Agreement.

(18) Pursuant to the terms of an employment agreement dated September 19, 2001, Dr. Samuel D. Waksal was guaranteed a minimum annual bonus that is not less than the difference between $1,000,000 and his base salary for the relevant bonus year. Dr. Samuel D. Waksal's was paid in 2002 his guaranteed bonus for 2001 of $450,000. This employment agreement is no longer in effect.

(19) Includes $73,463 for personal tax planning and financial advice and $94,600 for the cost of tickets to New York City area sporting events for personal use.

(20) Includes $135,802 for personal tax planning and financial advice.

                          OPTION GRANTS IN FISCAL 2002

     The following table sets forth certain information relating to stock option grants to the Named Executive Officers during the year ended December 31, 2002.

                                       INDIVIDUAL GRANTS
                                       -----------------                               POTENTIAL REALIZABLE VALUE AT
                         NUMBER OF                                                        ASSUMED ANNUAL RATES OF
                         SECURITIES    PERCENT OF TOTAL                                 STOCK PRICE APPRECIATION FOR
                         UNDERLYING     OPTIONS GRANTED    EXERCISE OF                       OPTION TERM(3)($)
                          OPTIONS       TO EMPLOYEES IN     BASE PRICE    EXPIRATION   ------------------------------
NAME                     GRANTED(1)       FISCAL 2002      ($/SHARE)(2)      DATE       0%        5%          10%
----                     ----------    -----------------   ------------   ----------   ----   ----------   ----------
Harlan W. Waksal(9)....        --              --             $   --              --    --    $       --   $       --
Daniel S. Lynch........   200,000(4)(5)       5.62%            30.08       1/16/2012    --     3,782,120    9,583,881
                           60,000(6)         1.69%              6.94        8/5/2012    --       261,871      663,634
                            7,500(4)(5)        .21%            11.91      12/19/2012    --        56,176      142,361
Lily Waiyee Lee........    24,000(4)(5)        .67%            30.08       1/16/2012    --       453,854    1,150,066
                           20,000(6)          .56%              6.94        8/5/2012    --        87,291      221,211
                            6,250(4)(5)         21%            11.91      12/19/2012    --        46,813      118,634
S. Joseph Tarnowski....    70,000(4)(5)       1.97%            30.08       1/16/2012    --     1,323,742    3,354,358
                           20,000(6)          .56%              6.94        8/5/2012    --        87,291      221,211
                            7,500(4)(5)        .21%            11.91      12/19/2012    --        56,176      142,361
Clifford R. Saffron....    60,000(7)         1.69%             18.44       2/14/2012    --       695,809    1,763,317
                           10,000(8)          .28%             21.54       4/17/2012    --       135,464      343,292
                           12,000(6)          .34%              6.94        8/5/2012    --        52,374      132,727
                            7,000(4)(5)        .20%            11.91      12/19/2012    --        52,431      132,870
Samuel D. Waksal(9)....        --              --                 --              --    --            --           --

---------------
(1) The Company granted options to purchase a total of 3,559,557 shares of common stock to employees during 2002.

(2) Options were granted to purchase common stock at an exercise price that equaled the fair market value of the common stock at the time of grant.

(3) The amounts set forth in the three columns represent hypothetical gains that might be achieved by the holders if the respective options are exercised at the end of their terms. These gains are based on assumed rates of stock price appreciation of 0%, 5% and 10% compounded annually from the dates the respective options were granted.

(4) Options granted on the basis of 2001 performance were granted in 2002 and are included in this Table. Options granted on the basis of 2002 performance were also granted in 2002 and are included in this Table.

(5) These options are exercisable as to 50% of the shares on each of the first and second anniversaries of the date of grant.

(6) These options are exercisable as to 100% of the shares on the second anniversary of the date of grant.

(7) These options were granted pursuant to the terms of Mr. Saffron's employment agreement entered into as of February 1, 2002 and are exercisable as to 25% of the shares on the date of grant and are exercisable as to 25% of the shares on each of the first, second and third anniversaries of the date of grant.

(8) These options were granted pursuant to the terms of the April 18, 2002 letter agreement effecting Mr. Saffron's promotion to Senior Vice President and Special General Counsel and are exercisable as to 25% of the shares on the date of grant and are exercisable as to 25% of the shares on each of the first, second, and third anniversaries of the date of grant.

(9) Samuel D. Waksal served as the Company's President and Chief Executive Officer during the portion of the fiscal year beginning January 1, 2002 and ending May 22, 2002. Harlan W. Waksal served as the Company's President and Chief Executive Officer during the portion of the fiscal year beginning on May 22, 2002 and ending on December 31, 2002.

               OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth option exercises during the year ended December 31, 2002 by the Named Executive Officers and the value of the options held by such persons on December 31, 2002, whether or not exercisable on such date.

                                                           NUMBER OF SHARES
                                                        UNDERLYING UNEXERCISED               VALUE OF UNEXERCISED
                                                              OPTIONS AT                    IN-THE-MONEY OPTIONS AT
                         SHARES                            DECEMBER 31, 2002                 DECEMBER 31, 2002(1)
                       ACQUIRED ON      VALUE      ---------------------------------   ---------------------------------
NAME                   EXERCISE(#)   REALIZED($)   EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
----                   -----------   -----------   --------------   ----------------   --------------   ----------------
Harlan W. Waksal.....       0            $0            333,334          666,666                 0           $      0
Daniel S. Lynch......       0             0             81,667          445,833                 0            220,800
Lily Waiyee Lee......       0             0             15,000           95,250                 0             73,600
S. Joseph Tarnowski..       0             0            105,676          142,500           362,726            265,600
Clifford R.
  Saffron............       0             0             15,000           74,000                 0             44,160
Samuel D. Waksal.....       0             0          1,250,000(2)             0                 0                  0

---------------
(1) The values were calculated by multiplying the closing market price of the common stock on December 31, 2002 ($10.62 per share as reported by the Nasdaq National Market on that date) by the respective number of shares and subtracting the aggregate exercise price, without making any adjustments for vesting, termination contingencies or other variables. If the exercise price of an option is equal to or greater than $10.62, the option is deemed to have no value.

(2) In an action brought by the Company on August 14, 2002 against Dr. Samuel D. Waksal in Supreme Court of the State of New York, New York County, the Company is seeking the cancellation of 833,333 of these options. See "Employment and Separation Agreements".

OTHER BENEFIT PLANS

     The Company has no defined benefit or defined contribution retirement plans other than the ImClone Systems Incorporated 401(k) Employee Savings Plan (the "401(k) Plan") established under Section 401(k) of the Internal Revenue Code of 1986, as amended. Contributions to the 410(k) Plan are voluntary, and substantially all full-time employees are eligible to participate. For 2003, the Company has elected to make voluntary matching contributions equal to 25% of the first 6% of an employee's eligible compensation contributed by the employee, limited to $2,750 per employee. Neither the employee contributions nor the Company's voluntary matching contributions are invested in the Company's securities. The Company has made a matching contribution for 2002, which totaled approximately $314,000. The Company anticipates evaluating the level of the Company's matching contribution, if any, on an annual basis.

     The following table sets forth certain information regarding equity compensation plan information for the year ended December 31, 2002.

                                                                               NUMBER OF SECURITIES
                                                                              REMAINING AVAILABLE FOR
                                                                               FUTURE ISSUANCE UNDER
                             NUMBER OF SECURITIES TO     WEIGHTED-AVERAGE       EQUITY COMPENSATION
                             BE ISSUED UPON EXERCISE    EXERCISE PRICE OF        PLANS (EXCLUDING
                             OF OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,   SECURITIES REFLECTED IN
                               WARRANTS AND RIGHTS     WARRANTS AND RIGHTS          COLUMN(A))
PLAN CATEGORY                          (A)                     (B)                      (C)
-------------                -----------------------   --------------------   -----------------------
Equity Compensation Plans
  Approved by Security
  Holders..................         7,352,647                 $29.54                 2,038,765
Equity Compensation Plans
  Not Approved by Security
  Holders..................         6,160,486                 $28.72                         0
Total......................        13,513,133                 $29.16                 2,038,765

1998 NON-QUALIFIED STOCK OPTION PLAN

     The Company's 1998 Non-Qualified Stock Option Plan was adopted on May 27, 1998 and has not been approved by shareholders. Under the plan, non-qualified stock options to purchase the Company's common stock may be granted to persons who at the time of grant are consultants, advisors or non-officer employees of the Company or a subsidiary. The maximum number of shares that may be issued under the plan is 10 million, subject to adjustments for corporate transactions. The plan is administered by the Compensation and Stock Option Committee (the "Compensation Committee").

     No options may be granted after May 27, 2008 and each option must have a term not exceeding 10 years. The number of underlying shares, the exercise price and other terms and conditions of the stock options granted under the plan are determined by the Compensation Committee, but, except as otherwise provided by the Compensation Committee, unvested options are forfeited immediately upon a termination of employment for any reason except death or disability and vested options are exercisable for 30 days after such termination. In the case of a termination by reason of death or disability vested options are generally exercisable for 12 months.

     Options are not transferable except in the case of death or, if permitted by the Compensation Committee, to certain members of the immediate family of the optionee. The Board of Directors may amend or terminate the plan at any time except for actions which are adverse to options previously granted.

                         COMMON STOCK PRICE PERFORMANCE

     The graph below provides a comparison of the cumulative total return (assuming reinvestment of dividends) for the Company (which paid no dividends) with The Nasdaq Stock Market (U.S. Companies) Total Return Index and The Nasdaq Pharmaceutical Stocks Total Return Index for the period from December 31, 1997 through December 31, 2002. The graph assumes $100 was invested in the Company's common stock and each of the indexes at the beginning of such period. The Nasdaq Stock Market (U.S. Companies) Total Return Index comprises all domestic common shares traded on the Nasdaq National Market and the Nasdaq SmallCap Market. The Nasdaq Pharmaceutical Stocks Total Return Index represents all companies, including biotechnology companies, trading on Nasdaq classified under the Standard Industrial Classification Code for pharmaceuticals.

                   COMPARISON OF FIVE YEAR TOTAL RETURN AMONG
                   IMCLONE SYSTEMS INCORPORATED COMMON STOCK,
          NASDAQ STOCK MARKET (U.S. COMPANIES) TOTAL RETURN INDEX AND
                NASDAQ PHARMACEUTICAL STOCKS TOTAL RETURN INDEX

                              (PERFORMANCE GRAPH)

                                                                                       NASDAQ
                                                                                   PHARMACEUTICAL
                                                             IMCL      NASDAQ US       STOCKS
                                                           ---------   ---------   --------------
12/31/97.................................................  $  100.00    $100.00       $100.00
12/31/98.................................................  $  111.12    $141.00       $126.95
12/31/99.................................................  $  485.95    $261.96       $239.34
12/31/00.................................................  $1,079.34    $157.56       $298.54
12/31/01.................................................  $1,139.69    $125.01       $254.43
12/31/02.................................................  $  260.51    $ 86.44       $164.38

     The material under the caption "Common Stock Price Performance" shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of the Company's previous or future filings with the SEC, except as otherwise explicitly specified by the Company in any such filing.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

RELATIONSHIP WITH BRISTOL-MYERS SQUIBB COMPANY

     One of the Company's Directors, Dr. Andrew G. Bodnar is also an officer of Bristol-Myers Squibb Company, a Delaware corporation ("BMS"). The Company's relationship with BMS is described below.

     On September 19, 2001, the Company entered into an acquisition agreement (the "Acquisition Agreement") with BMS and Bristol-Myers Squibb Biologics Company, a Delaware corporation which is a wholly-owned subsidiary of BMS ("BMS Biologics"), providing for the tender offer by BMS Biologics to purchase up to 14,392,003 shares of the Company's common stock for $70.00 per share, net to the seller in cash. The tender offer by BMS Biologics, available to all stockholders, allowed for the Company's then-current employees and Directors who held exercisable options to purchase the Company's shares of common stock having exercise prices less than $70.00 per share to conditionally exercise any or all of those options and tender the underlying shares in the tender offer. In connection with the Acquisition Agreement, the Company entered into a stockholder agreement with BMS and BMS Biologics, dated as of September 19, 2001 (the "Stockholder Agreement"), pursuant to which the Company agreed with BMS and BMS Biologics to various arrangements regarding the respective rights and obligations of each party with respect to, among other things, the ownership of shares of the Company's common stock by BMS and BMS Biologics. The Stockholder Agreement also sets forth BMS's (i) limitation on additional purchases of shares, (ii) option to purchase shares in the event of dilution and (iii) restrictions as to transfer of shares. Concurrently with the execution of the Acquisition Agreement and the Stockholder Agreement, the Company entered into a development, promotion, distribution and supply agreement (the "Commercial Agreement") with BMS and E.R. Squibb & Sons, L.L.C., a Delaware limited liability company which is a wholly-owned subsidiary of BMS ("E.R. Squibb"), relating to ERBITUX, the Company's lead therapeutic product candidate, pursuant to which, among other things, the parties are co-developing and co-promoting ERBITUX in the United States and Canada, and co-developing and co-promoting ERBITUX in Japan (either together or co-exclusively with Merck KGaA).

     On March 5, 2002, the Company amended the Commercial Agreement with E.R. Squibb and BMS. The amendment changed certain economics of the Commercial Agreement and has expanded the clinical and strategic role of BMS in the ERBITUX development program. One of the principal economic changes to the Commercial Agreement is that the Company received $140,000,000 on March 7, 2002 and an additional payment of $60,000,000 was received on March 5, 2003. Such payments are in lieu of the $300,000,000 payment the Company would have received on acceptance by the United States Food and Drug Administration ("FDA") of the ERBITUX Biologics License Application under the original terms of the Commercial Agreement. In addition, the Company agreed to resume construction of the Company's Multiple Product Facility as soon as reasonably practicable after the execution of the amendment.

     On October 29, 2001, pursuant to the Acquisition Agreement, BMS Biologics accepted for payment pursuant to the tender offer 14,392,003 shares of the Company's common stock on a pro rata basis from all tendering shareholders and those conditionally exercising stock options.

     The Stockholder Agreement gave BMS the right to nominate two Directors so long as its ownership interest in the Company is 12.5% or greater. Initially, BMS designated Dr. Peter S. Ringrose, BMS's former Chief Scientific Officer and President, Pharmaceutical Research Institute, and Dr. Andrew G. Bodnar, BMS's Senior Vice President, Strategy and Medical & External Affairs, as the BMS Directors. BMS continues to have an ownership interest greater than 12.5% and to possess the right to nominate two Directors. However, BMS has not yet nominated a replacement to fill the seat on the Board vacated by Dr. Ringrose, who retired in 2002 from his position at BMS, and also resigned from his Director position with the Company. Therefore, the Company currently expects that BMS will nominate only one Director for election at the meeting.

     In exchange for the rights granted to BMS under the amended Commercial Agreement, the Company can receive up-front and milestone payments totaling $900,000,000 in the aggregate, of which $200,000,000 was received on September 19, 2001, $140,000,000 was received on March 7, 2002, $60,000,000 was received on March 5, 2003, $250,000,000 is payable upon receipt of marketing approval from the FDA with respect to the initial indication for ERBITUX and $250,000,000 is payable upon receipt of marketing approval from the FDA with respect to a second indication for ERBITUX. All such payments are non-refundable and non-creditable. Except for the Company's expenses incurred pursuant to a co-promotion option that the Company has exercised, E.R. Squibb is responsible for 100% of the distribution, sales and marketing costs for ERBITUX in the United States and Canada, and the Company and E.R. Squibb will each be responsible for 50% of the distribution, sales, marketing costs and other related costs and expenses in Japan. The Commercial Agreement provides that E.R. Squibb shall pay the Company distribution fees based on a percentage of annual sales of ERBITUX by E.R. Squibb in the United States and Canada. The distribution fee is 39% of net sales in the United States and Canada. The Commercial Agreement also provides that the distribution fees for the sale of ERBITUX in Japan by E.R. Squibb or the Company shall be equal to 50% of operating profit or loss with respect to such sales for any calendar month. In the event of an operating profit, E.R. Squibb will pay the Company the amount of such distribution fee, and in the event of an operating loss, the Company will credit E.R. Squibb the amount of such distribution fee. The Commercial Agreement provides that the Company will be responsible for the manufacture and supply of all requirements of ERBITUX in bulk form for clinical and commercial use in the United States, Canada and Japan and that E.R. Squibb will purchase all of its requirements of ERBITUX in bulk form for commercial use from the Company. The Company will supply ERBITUX in bulk form for clinical use at the Company's fully burdened manufacturing cost plus a mark-up of 10%. In addition to the up-front and milestone payments, the Commercial Agreement provides that distribution fees for the United States, Canada and Japan and the 10% mark-up on the commercial supply of ERBITUX, E.R. Squibb is also responsible for 100% of the cost of all clinical studies other than those studies undertaken post-launch which are not pursuant to an Investigational New Drug Application (e.g. Phase IV studies), the cost of which will be shared equally between E.R. Squibb and the Company. As between E.R. Squibb and the Company, each will be responsible for 50% of the cost of all clinical studies in Japan. The Company has also agreed, and may agree in the future, to share with E.R. Squibb, on terms other than the foregoing, costs of clinical trials that The Company believes are not potentially registrational but should be undertaken prior to launch in the United States, Canada or Japan.

     On January 2, 2002, the Company executed a letter of intent with Lonza Biologics plc ("Lonza") to enter into a long-term supply agreement. The long-term supply agreement would have applied to a large scale manufacturing facility that Lonza is constructing, which would have been able to produce ERBITUX in 20,000 liter batches. The Company paid Lonza $3,250,000 upon execution of the letter of intent for the exclusive right to negotiate a long-term supply agreement for a portion of the facility's manufacturing capacity. In September 2002, the Company wrote-off the deposit because the exclusive negotiation period ended on September 30, 2002. In light of the assistance the Company provided to BMS with respect to preserving and then relinquishing the manufacturing capacity described above, BMS paid the Company $3,250,000 in April 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC reports of ownership of the Company's securities and changes in reported ownership. Officers, directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on a review of the copies of such reports furnished to the Company, or written representations from the reporting persons that no Form 5 was required, the Company believes that, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to the Company's executive officers, directors, and greater than ten percent beneficial owners were met.

                         REPORT OF THE AUDIT COMMITTEE

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

     This report was adopted by the Audit Committee on August 12, 2003. The Audit Committee consists of the following members of the Company's Board of
Directors: Paul B. Kopperl, Chairman, William R. Miller, Arnold Levine and John
A. Fazio. Mr. Fazio was appointed to the Board of Directors and the Audit Committee on February 27, 2003. Mr. Fazio is an Audit Committee Financial Expert, as that term is defined by the rules of the Securities and Exchange Commission. During 2002, Andrew G. Bodnar and Richard Barth served on the Audit Committee. Dr. Bodnar resigned from the Audit Committee on March 4, 2002, because he was not "independent" as defined under the National Association of Securities Dealers' listing standards and Mr. Barth resigned from the Board of Directors on April 2, 2002. Each of the current members of the Audit Committee is "independent" as defined under the National Association of Securities Dealers' listing standards. The Audit Committee formerly operated under a written charter adopted by the Board of Directors on June 14, 2000, a copy of which was included as an appendix to the Company's Proxy Statement for the 2000 fiscal year, and currently operates under a written charter adopted by the Board of Directors on August 14, 2003, a copy of which is included as Appendix A to this proxy statement. Among other matters, the Audit Committee in its oversight role reviews and reassesses the adequacy of the charter and the performance of the Audit Committee thereunder at least annually. The Audit Committee held seven meetings during the fiscal year ended December 31, 2002.

REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR FISCAL YEAR ENDED DECEMBER 31, 2002

     The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2002 with the Company's management and KPMG LLP, the Company's independent auditors. This process included an assessment of the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant estimates and judgments and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, the Audit Committee asked for and received management's representations that the audited financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America and have repeated their general preference that conservative policies be followed when more than one accounting option is available.

     The Audit Committee also discussed with the independent auditors the matters required to be discussed by applicable statements on Auditing Standards concerning communication with Audit Committees, as currently in effect, and, with and without management present, reviewed and discussed the results of the independent auditors' examination of the financial statements.

     Consistent with Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), as currently in effect, the Audit Committee obtained from KPMG LLP a formal written statement describing all relationships between it and the Company that might bear on the auditors' independence from the Company and its management. The Audit Committee discussed with management and with the independent auditors the provision of non-audit services provided by KMPG LLP and any relationships that might have impacted or may impact the auditors' objectivity and independence and has satisfied itself as to the auditors' independence.

     At each of its meetings in 2002 (and in prior years) the Audit Committee followed the practice in executive session whereby each of the Company's principal legal, compliance, accounting and finance managers as well as KPMG LLP had the opportunity individually to raise and discuss any issues or concerns that he, she or they may have had about the adequacy and proper, timely functioning of the Company's control, reporting, disclosure and compliance systems and procedures.

     In July 2002 the Audit Committee established an internal audit function reporting directly to the Committee and conducted a search for a qualified individual to serve in this capacity. In September 2002 the Committee directed the Company to hire a qualified person as Vice President, Internal Audit and thereafter provided oversight of his duties and performance.

     As previously disclosed in the Company's 2002 Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission on March 30, 2003, consistent with its Charter and as confirmed by the Board of Directors, the Audit Committee undertook an investigation of potential withholding tax liabilities and other matters related to the exercise of certain Company common stock options and warrants by then-current and former officers, other employees and directors. The Audit Committee engaged Simpson Thacher & Bartlett LLP to conduct the investigation in conjunction with Company counsel, Davis Polk & Wardwell. The Company's independent auditors, KPMG LLP, were kept informed of the status and findings of the investigation on an ongoing basis throughout the process and at its conclusion. As a result of the investigation, the Company restated its financial statements previously filed with the Securities and Exchange Commission for the fiscal years ended December 31, 2000 and 2001; amended its first three quarterly reports on Form 10-Q for the fiscal year ended December 31, 2002; initiated certain Board of Director and executive management changes; and, as more fully described in the Company's Annual report on Form 10-K for the fiscal year ended December 31, 2002, continued the assessment and, by instituting certain remedial actions, the strengthening of the Company's internal controls, compliance procedures and disclosure processes.

     In performing all of these functions, the Audit Committee acted and continued to act only in an oversight capacity on behalf of the Board of Directors. In its oversight role, the Audit Committee necessarily relies on the procedures, work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's audited financial statements to accounting principles generally accepted in the United States of America.

     Based on the Audit Committee's review and discussions noted above, on June 23, 2003, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     The Audit Committee has recommended, subject to ratification by the stockholders, that KPMG LLP be selected as the Company's independent auditors for the fiscal year ending December 31, 2003.

     This report is submitted on behalf of the current members of the Audit Committee, except Mr. Fazio who did not join the Audit Committee until February 27, 2003.

                                          Audit Committee

                                          Paul B. Kopperl, Chairman
                                          Arnold J. Levine
                                          William R. Miller

     The foregoing Report of the Audit Committee shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of the Company's previous or future filings with the SEC, except as otherwise explicitly specified by the Company in any such filing.

                             FEES PAID TO KPMG LLP

AUDIT FEES

     The aggregate fees billed by KPMG LLP in connection with its audit of the Company's annual financial statements and its review of the financial statements included in the Company's Form 10-Qs were $174,000 and $1,512,177 for the fiscal years 2001 and 2002, respectively.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage KPMG LLP to provide services for the Company regarding financial information systems design and implementation during 2001 or 2002.

ALL OTHER FEES

     KPMG LLP's fees for all other professional services provided to the Company incurred during 2001 and 2002 were $240,000 and $104,175, respectively, including audit related services of $96,000 and $10,750, respectively, and non-audit related services of $144,000 and $93,425, respectively. Audit related services included fees related to the review of SEC registration statements and various technical accounting consultations. Non-audit related services consisted primarily of fees related to tax services. The Audit Committee has considered whether the provision of all other services by KPMG LLP is compatible with maintaining KPMG LLP's independence and concluded that KPMG LLP is "independent."

                                 PROPOSAL NO. 2

          APPROVAL OF AN AMENDMENT TO THE IMCLONE SYSTEMS INCORPORATED
                             2002 STOCK OPTION PLAN

     On April 3, 2002, the Board of Directors adopted and, on June 11, 2002, the shareholders approved the ImClone Systems Incorporated 2002 Stock Option Plan for the purpose of enhancing the ability of the Company and its subsidiaries to attract and retain officers, employees, directors and consultants of outstanding ability and to provide officers, employees, directors and consultants with an interest in the Company parallel to that of the Company's shareholders. The Compensation Committee will assess the appropriateness of granting options to such individuals based upon their performance and the principles of solid corporate governance.

     The proposed amendment to the plan would increase the maximum total number of shares of common stock currently available for grant of options under the plan from 3,300,000 shares to 6,600,000 shares, and increase the number of shares of common stock with respect to which incentive stock options may be granted under the plan from 825,000 shares to 1,650,000 shares. The affirmative vote of a majority of the outstanding shares present and entitled to vote at the annual meeting is required to approve the amendment to the plan. A brief description of the major provisions of the plan including the proposed amendments to the plan is set forth below to facilitate an informed decision by the shareholders entitled to vote on the approval of the amendment to the plan. This summary highlights only selected information from the plan and does not contain all of the information that may be important to you. To understand the terms of the plan fully, you should read the full text of the existing plan, a copy of which is attached hereto as Appendix B.

SUMMARY OF PLAN:

     Administration. The plan is required to be administered by a committee (the "Committee") consisting of at least two members of the Board of Directors who are "non-employee directors" within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934, as amended and who are also "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. The Committee has broad discretion, subject to the terms of the plan, to approve the selection of participants, prescribe the terms and conditions of options and establish rules and regulations for the interpretation and administration of the plan.

     In order to administer the plan in an efficient manner, the Committee may delegate to officers or employees of the Company or any subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the plan and option awards.

     Under the plan, members of the Committee shall not be personally liable for any actions taken in good faith with respect to the plan and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

     Eligibility. Individuals eligible to receive options under the plan are officers, employees, directors and consultants of the Company and its subsidiaries selected by the Committee; provided that only employees of the Company and its subsidiaries may be granted incentive stock options.

     Stock Subject to the Plan. Common stock available for issue or distribution under the plan comprises authorized and unissued shares or shares reacquired by the Company in any manner. Subject to adjustment under the plan, the maximum total number of shares of common stock which currently is available for the grant of options under the plan is 3,300,000. The stockholders are being asked to approve an amendment to the plan to increase the number of shares of common stock that are authorized to be issued under the plan from 3,300,000 to 6,600,000. For purposes of this limitation, any common stock subject to an option which is canceled, forfeited or expires prior to exercise -- whether such option was granted under this or under the 1998 Non-Qualified Stock Option Plan, as amended, the 1996 Non-Qualified Stock Option Plan, as amended, or the 1996 Incentive Stock Option Plan, as amended (together the "Prior Plans") -- again becomes available for grant under the plan. In addition, any shares of common stock tendered and/or withheld for payment of all or a portion of an option or any applicable withholding taxes again becomes available for the grant of an option under the plan. The Company may, but is not required to, use the proceeds it receives in connection with the exercise of an option under this plan or under the Prior Plans for exercises occurring after June 11, 2002 to purchase shares of its common stock in the open market and any such shares may be used for the issuance of options under this plan. Subject to adjustment under the plan, no employee shall be granted, during any three (3) year period, options to purchase more than 3,300,000 shares of common stock.

     Subject to adjustment under the plan, the aggregate number of shares of common stock with respect to which incentive stock options may be granted under the plan shall not exceed 825,000 shares of common stock. The shareholders are being asked to approve the increase of this number to 1,650,000 shares of common stock. Any shares of common stock subject to an incentive stock option granted under the plan or the 1996 Incentive Stock Option Plan, as amended, which is canceled, forfeited or expires prior to exercise shall again be counted toward the aggregate number of shares available for the grant of incentive stock options under this plan.

     No further grants may be made under the Prior Plans.

     The market value of the Company's common stock as reported on Nasdaq as of August 20, 2003 was $40.81 per share.

     Nothing in the plan prohibits the Company from adopting other equity compensation programs for employees of the Company and its subsidiaries, including employees eligible for grants under the plan.

     Type of Awards. Incentive stock options and nonqualified stock options may be granted under the plan.

     Purchase Price. The purchase price per share of common stock purchasable under an option shall be determined by the Committee and shall not be less than 100% of the fair market value of the common stock on the date of grant.

     Option Term. Unless otherwise provided at the time of grant, the term of each option shall be ten (10) years from the date the option is granted. Unless otherwise provided at the time of grant, upon the death or disability of a participant, options (other than incentive stock options) that would otherwise remain exercisable following such death or disability shall remain exercisable for one year following such death or disability, notwithstanding the term of the option.

     Exercisability; Method of Exercise. Each option shall vest and become exercisable at a rate determined by the Committee on the date of grant.

     Options may be exercised, in whole or in part, by written notice to the Company, specifying the number of shares to be purchased together with payment in full of the exercise price. The exercise price may be paid by (i) cash or certified check or bank check, (ii) surrender of common stock held by the optionee for at least six (6) months (or such longer or shorter period as may be required to avoid a charge to earnings for accounting purposes) or the attestation of ownership of such shares, in either case, if so permitted by the Company, (iii) through a broker-assisted same-day sale, (iv) through additional methods prescribed by the Committee or (v) by any combination of the foregoing, to the extent permitted by applicable law.

     Termination of Continuous Service. Unless otherwise provided at the time of grant, upon a termination of continuous service by an optionee, all unvested options shall terminate and all vested options shall remain exercisable for 30 days thereafter (one year in the event of death or disability); provided, that, if such termination is for cause, all options (whether or not vested) shall terminate and cease to be exercisable.

     Withholding Tax. The Company has the right to require any optionee to pay to the Company any amount of taxes which the Company shall be required to withhold with respect to the exercise of an option. Such obligation may be satisfied as follows:(i) in cash or (ii) with the consent of the Committee and in its sole discretion, the participant may elect to have the Company withhold shares of common stock having a fair market value equal to the amount of the withholding tax obligation as determined by the Company.

     Acceleration of Exercisability. Unless otherwise provided at the time of grant, upon the occurrence of a Change in Control (as defined in the plan), all options shall automatically become vested and exercisable in full.

     Forfeiture. Unless otherwise provided at the time of grant, in the event of a serious breach of conduct by a participant or former participant, the Committee may (i) cancel any outstanding option granted to such participant or former participant, in whole or in part, whether or not vested, and/or (ii) if such conduct or activity occurs within one (1) year following the exercise of an option, require such participant or former participant to repay to the Company any gain realized upon the exercise of such option.

     Adjustments. The Committee will determine the appropriate adjustments to be made in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan or with respect to an option upon the occurrence of certain events affecting the capitalization of the Company.

     Termination and Amendment of the Plan. Subject to earlier termination pursuant to the terms of the plan, the plan shall have an indefinite term; provided that, the ability to grant incentive stock options will terminate on April 3, 2012. The Board may amend, suspend or terminate the plan at any time; provided, that, (a) no such amendment shall be made without shareholder approval if such approval is necessary to comply with applicable law, regulation or stock exchange rule and (b) except as provided in the plan, no amendment shall be made that would adversely affect rights previously granted under the plan.

GENERAL FEDERAL TAX CONSEQUENCES

     The following summary of the material federal income tax consequences to the Company is based on current law, is for general information only and is not tax advice.

     Section 162(m) Limitation.  Subject to a limited number of exceptions,
Section 162(m) denies a deduction to a publicly held corporation for payments of remuneration to certain employees to the extent the employee's remuneration for the taxable year exceeds $1,000,000. For this purpose, remuneration attributable to stock options is included within the $1,000,000 limitation. However, to the extent that certain procedural requirements are met (e.g., the plan is approved by the stockholders of the Company, grants are made by the Committee, the exercise price is equal to the fair market value of the underlying shares upon grant, etc.), gain from the exercise of stock options should not be subject to the $1,000,000 limitation.

     The Company has attempted to structure the plan in such a manner that the remuneration attributable to the stock options will not be subject to the $1,000,000 limitation. The Company has not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue.

     Non-Qualified Stock Options. An individual receiving non-qualified stock options should not recognize taxable income at the time of grant. A participant should generally recognize ordinary compensation income in an amount equal to the excess, if any, in the fair market value of the option shares on exercise of the non-qualified stock options over the exercise price thereof. In general, subject to the limitations set forth in Section 162(m) and discussed above, the Company is entitled to deduct from its taxable income the amount that the participant is required to include in ordinary income at the time of such inclusion.

     Incentive Stock Options. An individual granted an incentive stock option will not generally recognize taxable income at the time of grant or, subject to certain conditions, at the time of exercise, although he or she may be subject to alternative minimum tax. In general, if a disqualifying disposition should occur (i.e., the shares acquired upon exercise of the option are disposed of within the later of two years from the date of grant or one year from the date of exercise), a participant will generally recognize ordinary compensation income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on disposition), over the exercise price thereof. The Company is not entitled to any deduction on account of the grant of the incentive stock options or the participant's exercise of the option to acquire common stock. However, in the event of a subsequent disqualifying disposition of such shares of common stock acquired pursuant to the exercise of an incentive stock option under circumstances resulting in taxable compensation to the participant, subject to the limitations set forth in Section 162(m) and discussed above, in general, the Company should be entitled to a tax deduction equal to the amount treated as taxable compensation to the participant.

REGISTRATION WITH THE SEC

     The Company has filed a registration statement covering the offering of the shares under the plan with the SEC pursuant to the Securities Act of 1933, as amended.

NEW PLAN BENEFITS

     Because future participation in the plan and the level of participation will vary, it is not possible to determine the value of benefits which may be obtained by those eligible to participate in the plan.

     THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE IMCLONE SYSTEMS INCORPORATED 2002 STOCK OPTION PLAN (PROPOSAL NO. 2 ON YOUR PROXY CARD).

                                 PROPOSAL NO. 3
                     APPROVAL OF THE ANNUAL INCENTIVE PLAN

     The Board of Directors has approved and recommends that stockholders approve the adoption of the Annual Incentive Plan which is intended to comply with Section 162(m) of the Internal Revenue Code. The Annual Incentive Plan, if approved by stockholders, will provide for the payment of bonuses to each executive officer of the Company and its subsidiaries, and other key executives who are selected to participate in the Annual Incentive Plan by the Compensation Committee. The bonuses will be based on a participant's share of performance awards based on the satisfaction of performance objectives as described below.

     On January 24, 2003, the Board of Directors approved the Annual Incentive Plan. The Annual Incentive Plan permits the Compensation Committee to grant performance awards based upon pre-established performance goals to executives of the Company and its subsidiaries selected by the Compensation Committee, whether or not such executives, at the time of grant, are subject to the limit on deductible compensation under Section 162(m) of the Internal Revenue Code.

     In order to qualify for deductibility under Section 162(m) of the Internal Revenue Code, the Annual Incentive Plan, including the performance goals for determining performance awards ("Performance Awards") set forth in the Annual Incentive Plan must be approved by the stockholders. If the Annual Incentive Plan is not approved by the Company's stockholders, no Performance Awards granted under the Annual Incentive Plan will be paid whether or not the Performance Awards would otherwise be earned.

     Stockholder approval of the Annual Incentive Plan is recommended by the Board of Directors in order to continue to provide an incentive to executive officers and other selected key executives of the Company and its subsidiaries to contribute to the growth, profitability and increased stockholder value of the Company, to retain such executives, and to endeavor to maintain the tax-deductible status of such incentive payments to the Company's Chief Executive Officer and four most-highly paid executive officers at year end who are named in the Company's Proxy Statement for the year in which such amounts are claimed as a deduction by the Company. A copy of the Annual Incentive Plan is attached to this Proxy Statement as Appendix C. The description of the plan that follows is qualified in its entirety by reference to the plan as attached.

     The Annual Incentive Plan will be administered by the Compensation Committee, which committee must be composed of at least two members of the Board of Directors who qualify as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee will select plan participants from among executive officers and other key executives of the Company and its subsidiaries. The number of participants in the Annual Incentive Plan is not determinable from year to year. Under the Annual Incentive Plan, the Compensation Committee may, in its sole discretion, grant Performance Awards to eligible employees.

     Performance Awards. Under the Annual Incentive Plan, the Compensation Committee has the authority to grant Performance Awards which provide participants with the right to such an award based upon the achievement of one or more levels of performance required to be attained with respect to a performance goal, as defined below (a "Performance Goal"), set by the Compensation Committee during a Performance Period (the "Performance Objective"). The Annual Incentive Plan contemplates that the following Performance Goals may be selected by the Compensation Committee and shall mean or may be expressed in terms of any of the following business criteria: revenue; earnings before interest, taxes, depreciation and amortization; funds from operations; funds from operations per share; operating income or (losses); pre or after tax income or (losses); cash available for distribution; cash available for distribution per share; net earnings or (losses); earnings per share (losses); return on equity; return on assets; share price performance; improvements in the Company's attainment of expense levels; and implementing or completion of critical projects, including, without limitation, strategic plans, or improvement in cash-flow (before or after tax); development of critical projects; or product development or progress relating to research and development. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. For purposes of the Annual Incentive Plan, a Performance Period shall mean the calendar year, or such other shorter or longer period designated by the Compensation Committee, during which performance will be measured in order to determine a participant's entitlement to receive payment of a Performance Award.

     The Annual Incentive Plan contemplates that the Compensation Committee will establish the Performance Objective for each Performance Award, consisting of one or more business criteria permitted as a Performance Goal hereunder, one or more levels of performance with respect to each such criteria and the amount or amounts payable or other rights to which the participant will be entitled upon achievement of such levels of performance. More than one Performance Goal may be incorporated in a Performance Objective, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other. The Compensation Committee may, in connection with the establishment of Performance Objectives for a Performance Period, establish a matrix setting forth the relationship between performance on two or more Performance Goals and the amount of the Performance Award payable for that Performance Period. The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Compensation Committee may determine. Performance Objectives may differ for Performance Awards granted to any one participant or to different participants.

     The Performance Objective applicable to a Performance Period must be established by the Compensation Committee prior to, or reasonably promptly following the inception of, a Performance Period, but no later than the earlier of the date that is 90 days after the commencement of the Performance Period or the date prior to the date on which twenty-five percent of the Performance Period has elapsed, as required by Section 162(m) of the Internal Revenue Code.

     Upon certification of the achievement of Performance Objectives by the Compensation Committee which entitle a participant to the payment of a Performance Award, unless such participant has elected to defer payment upon approval by the Compensation Committee, the award shall be settled in cash or other property. A participant will not be granted Performance Award for any Performance Periods commencing in a calendar year that permit the participant in the aggregate to earn a cash payment or payment in other property, in excess of $2,000,000.

     Miscellaneous Provisions. The Compensation Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate any Performance Awards (in whole or in part), of any participant, for any reason, including changes in the participant's position or duties with the Company or any subsidiary during a Performance Period, whether due to any termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise; provided, that, no such reduction or elimination may cause Performance Awards to fail to qualify as qualified performance based compensation under Section 162(m) of the Internal Revenue Code. To the extent necessary to preserve the intended economic effects of the Annual Incentive Plan to the Company and its subsidiaries and the participants, the Compensation Committee is also authorized during or after a Performance Period to adjust the Performance Objectives, the Performance Awards, or both (whichever is applicable) to take into account a change in corporate capitalization, a corporate transaction, any partial or complete liquidation of the Company or any subsidiary or a change in accounting rules; provided that, no such adjustment may cause Performance Awards to fail to qualify as qualified performance based compensation under Section 162(m) of the Internal Revenue Code.

     Under the Annual Incentive Plan, each participant (upon advance approval of the Compensation Committee) will have the right to defer receipt of part or all of any payment due with respect to a Performance Award, subject to the terms, conditions and administrative guidelines as the Compensation Committee shall determine from time to time.

     In the event of a Change in Control (as defined in the Annual Incentive
Plan), (i) with respect to the Performance Awards, any incomplete Performance Periods in effect on the date the Change in Control occurs shall end on the date of such change, and the Compensation Committee will (A) determine the extent to which the Performance Objective with respect to such Performance Periods has been met based on such audited or unaudited financial information then available as it deems necessary, and (B) cause to be paid to each participant partial or full Performance Awards for the Performance Periods based on the Compensation Committee's determination of the degree of attainment of the Performance Objective. Following a Change in Control, the Compensation Committee may not reduce or eliminate any Performance Award (in whole or in part). However, the Performance Award paid to the participant will be prorated to reflect the period of time elapsed during the Performance Period. Any resulting amount due to a participant will be paid in a cash lump sum no later than 15 days after a Change in Control, unless a participant has previously elected to defer receipt of such amounts notwithstanding a Change in Control.

     In the event a participant terminates his or her employment for any reason during a Performance Period, he or she (or his or her beneficiary, in the case of death) will generally not be entitled to receive an Performance Award for such Performance Period unless the Compensation Committee, in its sole and absolute discretion, elects to pay a Performance Award to such participant. In the event of the death of a participant, any payments due to such participant will continue to be paid to his or her beneficiary or, failing such designation, to his or her estate.

     The Board of Directors, or a committee designated by the Board of Directors, may, at any time, terminate or, from time to time, amend, modify or suspend the Annual Incentive Plan and the terms and provisions of any Performance Award theretofore awarded to any participant which has not been settled (either by payment or deferral). No Performance Award may be granted during any suspension of the Plan or after its termination. Any such amendment may be made without stockholder approval.

     The Annual Incentive Plan will constitute an "unfunded" plan for incentive and deferred compensation. Under the terms of the plan, a participant has only rights which are no greater than those of a general creditor of the Company. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of all the shares of the Company's common stock present in person or by proxy at the Annual Meeting is required for adoption of the proposal concerning the Annual Incentive Plan. The Annual Incentive Plan permits the Compensation Committee to authorize the creation of trusts and deposit therein cash or other property or make other arrangements, to meet the Company's obligations under the Annual Incentive Plan.

     The Annual Incentive Plan became effective on January 1, 2003, subject to the approval of the stockholders at the Annual Meeting.

     New Plan Benefits. The amounts payable under the Annual Incentive Plan for 2003 which may be received by each of (a) the executive officers of the Company named in the Summary Compensation Table above; (b) the executive officers of the Company as a group; and (c) Company employees who are not executive officers as a group, is not currently determinable .

     THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ANNUAL INCENTIVE PLAN (PROPOSAL NO. 3 ON YOUR PROXY CARD).

                                 PROPOSAL NO. 4
            RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Audit Committee has selected KPMG LLP as the Company's independent certified public accountants for the year ending December 31, 2003. KPMG LLP has served as the Company's auditor since 1988. The selection of independent certified public accountants is to be voted upon at the meeting, and it is intended that the persons named in the accompanying proxy will vote for KPMG LLP. Representatives of KPMG LLP are expected to attend the meeting, to have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     THE BOARD RECOMMENDS A VOTE "FOR" THE SELECTION OF KPMG LLP TO ACT AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2003 (PROPOSAL NO. 4 ON YOUR PROXY CARD).

                             STOCKHOLDER PROPOSALS

     A stockholder proposal intended to be presented at the Company's Annual Meeting of Stockholders to be held in 2004 must be received by the Company on or before January 1, 2004 in order to be included in the Company's proxy statement and form of proxy relating to that meeting. In addition, the Company's By-laws provide that any stockholder wishing to present a proposal or to nominate a candidate for Director at an annual meeting must give notice to the Secretary of the Company not less than 60 nor more than 90 days prior to the date of the meeting. If, however, the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice shall be given not more than ten days after such date is first announced or disclosed. You may obtain a copy of the Company's By-laws by writing to the Secretary of the Company at the address shown on the cover of this proxy statement.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters, other than those referred to in this proxy statement, to be presented at the meeting for action by the stockholders. However, if any other matters are properly brought before the meeting or any postponements or adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the recommendations of the Board of Directors or, if no recommendation is given, in the discretion of the person acting under the proxies.

                                          By Order of the Board of Directors

                                          /s/ Michael J. Howerton
                                          Michael J. Howerton
                                          Secretary

New York, New York
August 21, 2003

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE, WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY CARD OR FOLLOW THE PROCEDURES OUTLINED ON THE PROXY CARD TO VOTE BY TELEPHONE OR VIA THE INTERNET.

                                                                      APPENDIX A

                          IMCLONE SYSTEMS INCORPORATED

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                            ADOPTED AUGUST 14, 2003

     I.  Composition of the Committee

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of the Company shall be comprised of at least three directors, each of whom (i) shall be "independent" under the rules of the Nasdaq Stock Market, Inc. and the Sarbanes-Oxley Act of 2002 (the "2002 Act"), (ii) does not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a member of the Board or any committee of the Board, and (iii) is not an affiliate of the Company and does not own or control 10% or more of the Company's voting securities, or such lower measurement as may be established by the Securities and Exchange Commission (the "SEC"). All members of the Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, and the Committee shall have at least one member who is an Audit Committee "financial expert", as defined by the SEC for purposes of the 2002 Act.

     No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such service would not impair the ability of such director to effectively serve on the Committee, and discloses this determination in the Company's annual proxy statement. No member of the Committee may receive any compensation from the Company other than (i) director's fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

     Committee members shall be appointed by the Board annually and may be removed by the Board at any time. The Board shall designate the chairperson of the Committee.

     II.  Purposes of the Committee

     The purposes of the Committee are to:

          1. assist Board oversight of (i) the integrity of the Company's financial statements, (ii) the Company's procedures and processes for compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, and (iv) the performance of the independent auditors and the Company's internal audit function; and

          2. prepare the required report pursuant to the rules of the SEC for inclusion in the Company's annual proxy statement.

     The function of the Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the internal auditing department are responsible for applying and maintaining appropriate accounting and financial reporting principles, policies and internal controls and procedures to meet the objective of compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a complete, accurate and timely audit of the Company's annual financial statements and review of the Company's quarterly Form 10-Q financial statements prior to the filing of such quarterly report and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

     The independent auditors for the Company are accountable to the Board and the Committee, as representatives of the stockholders. The Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolving disagreements between management and the auditors regarding financial reporting). The Committee has the authority and responsibility to appoint (subject to stockholder ratification), retain, oversee and terminate the Company's independent auditors. The Company's independent auditors shall report directly to the Committee.

     The independent auditors shall submit to the Committee annually a formal written statement (the "Auditors' Statement") describing: (i) the auditors' internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (iii) in order to assess the auditors' independence all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and the matters set forth in Independence Standards Board No. 1.

     The independent auditors shall submit to the Committee annually a formal written statement of the fees billed for audit services, audit-related services, tax services and all other services.

     III.  Meetings of the Committee

     The Committee shall meet in person or telephonically at least quarterly and in addition at the discretion of Chairman or upon the request of a majority of the members, or upon unanimous written consent as determined by the Committee or its chairperson. The chairperson shall set meeting agendas. In addition, the Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Committee should meet separately periodically with management, including those responsible for finance, control, and legal matters, the head of the internal auditing department and the independent auditors to discuss any matters (such as the adequacy and proper, timely functioning of the Company's control, reporting and compliance systems or procedures) that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     IV.  Duties and Powers of the Committee

     To carry out its purposes, the Committee shall have the following duties and powers:

          1.  with respect to the independent auditors,

             (i) to appoint (subject to stockholder ratification), retain, oversee and terminate the independent auditors including sole authority to approve all audit engagement fees and terms;

             (ii) to pre-approve all audit services, audit-related services, tax services and all other services to be provided by the independent auditors, which approval process shall include consideration of whether such non-audit services are compatible with maintaining the independence of the outside auditors;

             (iii) to ensure that the independent auditors prepare and deliver annually an Auditors' Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in the Auditors' Statement that may impact the quality of audit services or the objectivity and independence of the Company's independent auditors;

             (iv) to obtain from the independent auditors in connection with any audit a timely report relating to the Company's annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments for policies and practices related to material items within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any "management" letter or schedule of unadjusted differences;

             (v) to review and evaluate the qualifications, performance and independence of the lead partner or partners of the independent auditors;

             (vi) to discuss the timing and process for the rotation of the lead audit partner and the reviewing partner, which must occur every five years;

             (vii) to take into account the opinions of management and the Company's internal auditors, if any, in assessing the independent auditors' qualifications, performance and independence; and

             (viii) to instruct the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the stockholders.

          2.  with respect to the internal auditing department,

             (i) to review annually the appointment and replacement of the head of the internal auditing department;

             (ii) to instruct the head of the internal auditing department that he or she is expected to provide to the Committee summaries of and, as appropriate, any significant reports to management prepared by the internal auditing department and management's responses thereto; and

             (iii) to review responsibilities, projects and staffing of the internal auditing department.

          3. with respect to financial reporting principles and policies and internal audit controls and procedures,

             (i) to advise management, the internal auditing department and the independent auditors that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and practices, including new developments, policies, or requirements applicable to the Company;

             (ii) to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented, including reports and communications related to:

           - deficiencies noted in the audit in the design or operation of internal controls;

           - consideration of fraud in a financial statement audit or otherwise;

           - detection of illegal acts;

           - the independent auditors' responsibility under generally accepted auditing standards;

           - any restriction on audit scope;

           - significant accounting policies adopted or employed;

           - any communications discussed with the independent auditors' national office respecting auditing or accounting issues presented by the engagement;

           - management judgments and accounting estimates;

           - any accounting adjustments arising from the audit that were noted or proposed by the independent auditors but were passed (as immaterial or otherwise);

           - the responsibility of the independent auditors for other information in documents containing audited financial statements;

           - disagreements with management;

           - consultation by management with other accountants;

           - major issues discussed with management prior to retention of the independent auditors;

           - difficulties encountered with management in performing the audit;

           - the independent auditors' judgments about the quality of the Company's accounting principles;

           - reviews of interim financial information conducted by the independent auditors; and

           - the responsibilities, budget and staffing of the Company's internal audit function;

             (iii) to meet with management, the independent auditors and, as appropriate, the head of the internal auditing department:

           - to review all related party transactions of the Company;

           - to discuss the scope of the annual audit;

           - to discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations";

           - to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent auditors, relating to the Company's financial statements;

           - to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

           - to discuss any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company;

           - to review the form of opinion the independent auditors propose to render to the Board and stockholders; and

           - to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management, the independent auditors and/or the head of the internal auditing department setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

           - to review the management and general counsel representation letters to the independent auditors;

             (iv) to inquire of the Company's chief executive officer, chief financial officer, controller, vice president internal audit, general counsel and any others it may select as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees;

             (v) to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

             (vi) to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

             (vii) to review and discuss with the Company's general counsel, chief executive officer and chief financial officer any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company's business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies and any letters received from outside law firms discussing such significant legal issues, threatened or otherwise;

             (viii) to review and discuss earnings press releases prior to being made public;

             (ix) to discuss the types of financial information and earnings guidance provided, if any, and the types of presentations made, to security analysts, portfolio managers, investment bankers (unless an appropriate confidentiality agreement is in effect) and debt rating agencies;

             (x) to establish procedures and ensure the implementation of such procedures for the receipt, retention and treatment of complaints or suggestions received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters and to review any significant complaints or suggestions regarding material accounting, internal accounting controls or auditing matters received pursuant to such procedures; and

             (xi) to establish hiring policies for employees or former employees of the independent auditors, which policies shall provide that no former employee of the independent auditors may become the chief executive officer, controller, chief financial officer or chief accounting officer (or serve in a similar capacity) if such person participated in any capacity in the Company's audit within the one-year period preceding the date of initiation of the audit.

        4.  with respect to reporting and recommendations,

             (i) to prepare any report or other disclosure, including any recommendation of the Committee, required by the rules of the SEC to be included in the Company's annual proxy statement;

             (ii) to review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board;

             (iii) to report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate; and

             (iv) to prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this Charter and which evaluation shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

     V.  Delegation to Subcommittee

     The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee for ratification at its next scheduled meeting.

     VI.  Resources and Authority of the Committee

     The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management. The Audit Committee shall notify the Board of any such action.

                                                                      APPENDIX B

                          IMCLONE SYSTEMS INCORPORATED

                             2002 STOCK OPTION PLAN

     1. Purpose. The purpose of the ImClone Systems Incorporated 2002 Stock Option Plan (the "Plan") is to enhance the ability of ImClone Systems Incorporated (the "Company") and its Subsidiaries to attract and retain officers, employees, directors and consultants of outstanding ability and to provide officers, employees, directors and consultants with an interest in the Company parallel to that of the Company's shareholders. The term "Company" as used in this Plan with reference to employment or service shall include the Company and its Subsidiaries, as appropriate.

     2.  Definitions.

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Cause" shall mean (i) if a Participant is party to an employment agreement or similar agreement with the Company and such agreement includes a definition of Cause, the definition contained therein or (ii) if no such employment or similar agreement exists, it shall mean (A) the Participant's failure to substantially perform the duties reasonably assigned to him or her by the Company, which has not been cured by the Participant following 10 days prior written notice from the Company, (B) a good faith finding by the Company of the Participant's dishonesty, gross negligence or misconduct, (C) a material breach by the Participant of any written Company employment policies or rules or (D) the Participant's conviction for, or his or her plea of guilty or nolo contendere to, a felony or for any other crime which involves fraud, dishonesty or moral turpitude.

     (c) "Change in Control" of the Company means the occurrence of one of the following events:

          (i) individuals who, on the Effective Date, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director;

          (ii) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes, after the Effective Date, a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that an event described in this paragraph (ii) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner: (A) the Company or any majority-owned subsidiary (provided, that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary), (B) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any majority-owned subsidiary, (C) any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));

          (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) 60% or more of the total voting power of (x) the corporation resulting from such Business Combination (the

     "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and
     (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

          (iv) stockholder approval of a liquidation or dissolution of the Company, unless the voting common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by the Company's shareholders in substantially the same proportions as such shareholders owned the Company's outstanding voting common equity interests immediately prior to such liquidation and such ongoing entity assumes all existing obligations of the Company under this Plan.

     Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 35% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that, if after such acquisition by the Company such person becomes the beneficial owner of Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (e) "Committee" shall mean a committee of at least two members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein and who are "non-employee directors" within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and who are also "outside directors" within the meaning of Section 162(m) of the Code.

     (f) "Common Stock" shall mean the common stock of the Company.

     (g) "Continuous Service" means that the Participant's service as an employee, director or consultant with the Company or a Subsidiary is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an employee, director or consultant or a change in the entity for which the Participant renders such service; provided, that, there is no interruption or termination of the Participant's Continuous Service other than an approved leave of absence. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted.

     (h) "Disability" shall have the same meaning as provided in any long-term disability plan maintained by the Company or any Subsidiary in which a Participant then participates (the "LTD Plans"); provided, that, if no such plan exists, it shall have the meaning set forth in Section 22(e)(3) of the Code.

     (i) "Fair Market Value" per share as of a particular date shall mean, unless otherwise determined by the Board, the last reported sale price of the Common Stock on the NASDAQ (or any other exchange or national market system upon which price quotations for the Company's Common Stock is regularly available) for such date.

     (j) "Immediate Family Member" shall mean, except as otherwise determined by the Committee, a Participant's spouse, ancestors and descendants.

     (k) "Incentive Stock Option" shall mean a stock option which is intended to meet the requirements of Section 422 of the Code.

     (l) "Nonqualified Stock Option" shall mean a stock option which is not intended to be an Incentive Stock Option.

     (m) "Option" shall mean either an Incentive Stock Option or a Nonqualified Stock Option.

     (n) "Participant" shall mean anyone who is selected to participate in the Plan in accordance with Section 5.

     (o) "Subsidiary" shall mean any affiliate of the Company selected by the Board; provided, that, with respect to Incentive Stock Options, it shall mean any subsidiary of the Company that is a corporation and which at the time qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

     (p) "Substitute Awards" shall mean Options granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company is combined.

     3.  Shares Subject to the Plan.

     (a) General. Subject to adjustment in accordance with Section 12, the total of the number of shares of Common Stock which shall be available for the grant of Options under the Plan shall not exceed 3,300,000 shares of Common Stock; provided, that, for purposes of this limitation, any Common Stock subject to an Option which is canceled, forfeited or expires prior to exercise whether such Option was granted under this Plan or the 1998 Non-Qualified Stock Option Plan, as amended, the 1996 Non-Qualified Stock Option Plan, as amended or the 1996 Incentive Stock Option Plan, as amended (together, the "Prior Plans") shall again become available for grant under the Plan. In addition, any shares of Common Stock tendered and/or withheld for the payment of all or a part of an Option (whether granted under this Plan or the Prior Plans) or any applicable withholding taxes shall again become available for the grant of an Option under the Plan. The Company may, but is not required to, use the proceeds it receives in connection with the exercise of an Option under this Plan, or under the Prior Plans for exercises occurring after the Effective Date, to purchase shares of its Common Stock in the open market and any such shares of Common Stock so purchased may be used for the issuance of Options under this Plan. Substitute Options shall not reduce the shares of Common Stock available for grants under the Plan or to a Participant over a period of time. Subject to adjustment in accordance with Section 12, no employee shall be granted, during any three (3) year period, Options to purchase more than 3,300,000 shares of Common Stock. Common Stock available for issue or distribution under the Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner.

     (b) Incentive Stock Options. Notwithstanding Section 3(a), subject to adjustment in accordance with Section 12, the aggregate number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall not exceed 825,000 shares of Common Stock. Any shares of Common Stock subject to an Incentive Stock Option granted under this Plan or the 1996 Incentive Stock Option Plan, as amended which is canceled, forfeited or expires prior to exercise shall again be counted toward the aggregate number of shares available for the grant of Incentive Stock Options under this Plan.

     4.  Administration.

     (a) The Plan shall be administered by the Committee. All references to the Committee hereinafter shall mean the Board if no such Committee has been appointed.

     (b) The Committee shall (i) approve the selection of Participants, (ii) determine the type of Options to be made to Participants, (iii) determine the number of shares of Common Stock subject to Options,

(iv) determine the terms and conditions of any Option granted hereunder (including, but not limited to, any forfeiture conditions on such Option) and
(v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem desirable to carry it into effect.

     (c) Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries and shareholders, Participants and persons claiming rights from or through a Participant.

     (d) The Committee may delegate to officers or employees of the Company or any Subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Option awards.

     (e) Members of the Committee and any officer or employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

     5. Eligibility. Individuals eligible to receive Options under the Plan shall be the officers, employees, directors and consultants of the Company and its Subsidiaries selected by the Committee; provided, that, only employees of the Company and its Subsidiaries may be granted Incentive Stock Options.

     6. Options. Options may be granted under the Plan in such form as the Committee may from time to time approve pursuant to terms set forth in an Option award.

     (a) Types of Options. Each Option award shall state whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option. The aggregate Fair Market Value of the Common Stock for which Incentive Stock Options granted to any one employee under this Plan or any other incentive stock option plan of the Company or of any of its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining Fair Market Value as of the date each respective Option is granted. In the event such threshold is exceeded in any calendar year, such excess Options shall be automatically deemed to be Nonqualified Stock Options. To the extent that any Option granted under this Plan which is intended to be an Incentive Stock Option fails for any reason to qualify as such at any time, such Option shall be a Nonqualified Stock Option.

     (b) Option Price. The purchase price per share of the Common Stock purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. In the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company and its Subsidiaries (a "10% Shareholder") the price per share specified in the agreement relating to such Option shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant.

     (c) Option Period. Unless otherwise provided in an Option award, the term of each Option shall be ten (10) years from the date the Option is granted; provided, that, in the case of Incentive Stock Options granted to 10% Shareholders, the term of such Option shall not exceed five (5) years from the date of grant. Notwithstanding the foregoing, unless otherwise provided in an Option award, upon the death or Disability of a Participant, Options (other than Incentive Stock Options) that would otherwise remain exercisable following such death or Disability shall remain exercisable for one year following such death or Disability notwithstanding the term of such Option.

     (d) Exercisability. Each Option shall vest and become exercisable at a rate determined by the Committee on the date of grant.

     (e) Termination of Continuous Service. Unless otherwise provided in an Option award, any Options held by a Participant upon termination of Continuous Service shall remain exercisable as follows:

          (i) If the Participant's termination of Continuous Service is due to death, all unvested Options shall automatically terminate and all vested Options shall be exercisable by the Participant's designated beneficiary, or, if none, the person(s) to whom such Participant's rights under the Option are transferred by will or the laws of descent and distribution for 1 year following such termination of Continuous Service (but in no event beyond the term of the Option, except as provided in clause (c) above), and shall thereafter terminate.

          (ii) If the Participant's termination of Continuous Service is due to Disability, all unvested Options shall automatically terminate and all vested Options shall be exercisable by the Participant for 1 year following such Disability (but in no event beyond the term of the Option, except as provided in clause (c) above), and shall thereafter terminate.

          (iii) If the Participant's termination of Continuous Service is for Cause, the Option shall terminate upon such termination of Continuous Service, regardless of whether the Option was then vested and exercisable.

          (iv) If the Participant's termination of Continuous Service is for any other reason, all unvested Options shall terminate on the date of termination and all Options (to the extent exercisable as of the date of termination) shall be exercisable for a period of 30-days following such termination of employment or service (but in no event beyond the term of the Option), and shall thereafter terminate. The Participant's status as an employee shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military and sick leave); provided, that, with respect to Incentive Stock Options, such leave is for a period of not more than three-months or re-employment upon expiration of such leave is guaranteed by contract or statute.

     (f) Method of Exercise. Options may be exercised, in whole or in part, by giving written notice of exercise to the Company in a form approved by the Company specifying the number shares of Common Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option exercise price. Unless otherwise provided at the time of grant, the exercise price of the Option may be paid by (i) cash or certified or bank check, (ii) surrender of Common Stock held by the Participant for at least six (6) months prior to exercise (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes) or the attestation of ownership of such shares, in either case, if so permitted by the Company, (iii) through a "same day sale" commitment from a Participant and a broker-dealer, who is reasonably acceptable to and approved by the Company and who is a member of the National Association of Securities Dealers, under such terms and conditions which are reasonably acceptable to the Company, (iv) through additional methods prescribed by the Committee, as deemed appropriate by the Committee in its discretion, or
(v) by any combination of the foregoing, and, in all instances, to the extent permitted by applicable law. A Participant's subsequent transfer or disposition of any Common Stock acquired upon exercise of an Option shall be subject to any Federal and state laws then applicable, specifically securities law, and the terms and conditions of this Plan.

     7.  Special Provisions.

     (a) Change in Control. Unless otherwise provided in an Option award, upon the occurrence of a Change in Control, all Options and shall automatically become vested and exercisable in full. The Committee may, in its discretion, include such further provisions and limitations in any award documenting such Options as it may deem equitable and in the best interests of the Company.

     (b) Forfeiture. Notwithstanding anything in the Plan to the contrary and unless otherwise specifically provided in an Option award, in the event of a serious breach of conduct by a Participant or former Participant (including, without limitation, any conduct prejudicial to or in conflict with the Company or its Subsidiary) the Committee may (i) cancel any outstanding Option granted to such Participant or former Participant, in whole or in part, whether or not vested, and/or (ii) if such conduct or activity occurs within one (1) year following the exercise of an Option, require such Participant or former Participant to repay to the Company any gain realized upon the exercise of such Option (with such gain or payment valued as of the date of exercise). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation shall be satisfied in cash or, if permitted in the sole discretion of the Committee, it may be satisfied in shares of Common Stock (based upon the Fair Market Value of the share of Common Stock on the date of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Subsidiary to the Participant or former Participant if necessary to satisfy the repayment obligation. The determination of whether a Participant or former Participant has engaged in a serious breach of conduct shall be determined by the Committee in good faith and in its sole discretion.

     8. Withholding. Upon (a) disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two years of the grant of the Incentive Stock Option or within one year after exercise of the Incentive Stock Option, or (b) exercise of a Nonqualified Stock Option (or an Incentive Stock Option treated as a Nonqualified Stock Option), or (c) under any other circumstances determined by the Committee in its sole discretion, the Company shall have the right to require any Participant, and such Participant by accepting the Options granted under the Plan agrees, to pay to the Company the amount of any taxes which the Company shall be required to withhold with respect thereto. In the event of clauses (a), (b) or (c), with the consent of the Committee, at its sole discretion, such Participant may elect to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of the withholding tax obligation as determined by the Company; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law. Such shares so delivered to satisfy the minimum withholding obligation may be either shares withheld by the Company upon the exercise of the Option or other shares. At the Committee's sole discretion, a Participant may elect to have additional taxes withheld and satisfy such withholding with cash or shares of Common Stock held for at least six (6) months prior to exercise, if, in the opinion of the Company's outside accountants, doing so, would not result in a charge against earnings. If the Option is an Incentive Stock Option, and if the Participant sells or otherwise disposes of any of the shares acquired pursuant to the Incentive Stock Option on or before the later of (i) the date two (2) years after the date of grant, and (ii) the date one (1) year after transfer of such shares to the Participant upon exercise of the Option, the Participant shall immediately notify the Company in writing of such disposition.

     9. Nontransferability, Beneficiaries. Unless otherwise determined by the Committee with respect to the transferability of Nonqualified Stock Options by a Participant to his Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members), no Options shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant's lifetime, only by the Participant (or by the Participant's legal representatives in the event of the Participant's incapacity). Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant's death. If no beneficiary has been named by a deceased Participant, any Option held by the Participant at the time of death shall be transferred as provided in his will or by the laws of descent and distribution. Except in the case of the holder's incapacity, an Option may only be exercised by the holder thereof.

     10. No Right to Continuous Service. Nothing contained in the Plan or in any Option under the Plan shall confer upon any Participant any right with respect to the continuation of service with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or its Subsidiaries to terminate his or her Continuous Service at any time. Nothing contained in the Plan shall confer upon any Participant or other person any claim or right to any Option under the Plan.

     11. Governmental Compliance. Each Option under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such Option may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     12.  Adjustments; Corporate Events.

     (a) In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (an "Event"), and in the Committee's opinion, such event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, including, without limitation, adjust any or all of the following: (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted; (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options; and (iii) the exercise price with respect to any Option. The Committee determination under this Section 12(a) shall be final, binding and conclusive.

     (b) Upon the occurrence of an Event in which outstanding Options are not to be assumed or otherwise continued following such an Event, the Committee may, in its discretion, terminate any outstanding Option (whether or not vested) without a Participant's consent and (i) provide for either (A) the purchase of any such Option for an amount of cash equal to the product of (I) and (II), where (I) is equal to the number of shares of Common Stock subject to such Option and (II) is equal to the difference between (a) the Fair Market Value of one share of Common Stock and (b) the per share exercise price of such Option; provided, that, if such amount would result in a negative number, the Option shall automatically terminate and cease to be exercisable without payment for such termination or
(B) the replacement of such Option with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Option shall be exercisable (whether or not vested) as to all shares covered thereby for at least thirty (30) days prior to such Event.

     (c) The existence of the Plan, the Option awards and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     13. Option Awards. Each Option under the Plan shall be evidenced by a written document setting forth the terms and conditions, as determined by the Committee, which shall apply to such Option, in addition to the terms and conditions specified in the Plan.

     14. Amendment. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (a) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and (b) except as provided in
Section 12, no amendment shall be made that would adversely affect the rights of a Participant under an Option theretofore granted, without such Participant's written consent.

     15.  General Provisions.

     (a) The Committee may require each Participant acquiring shares pursuant to an Option under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

     (b) All certificates for Common Stock delivered under the Plan pursuant to any Option shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of Common Stock hereunder is not in compliance with, or subject to an exemption from, any applicable Federal or state securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

     (c) It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this
Section 15(c), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

     (d) Except as otherwise provided by the Committee in the applicable Option award, a Participant shall have no rights as a shareholder with respect to any shares of Common Stocks subject to an Option until a certificate or certificates evidencing shares of Common Stock shall have been issued to the Participant and, subject to Section 12, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

     (e) The law of the State of Delaware shall apply to all Options and interpretations under the Plan regardless of the effect of such state's conflict of laws principles.

     (f) Where the context requires, words in any gender shall include any other gender.

     (g) Headings of Sections are inserted for convenience and reference; they do not constitute any part of this plan.

     16.  Expiration of the Plan.  Subject to earlier termination pursuant to
Section 14, the Plan shall have an indefinite term; provided, that, the ability to grant Incentive Stock Options will terminate on April 3, 2012 which is the tenth (10th) anniversary of the date on which the Board adopted the Plan.

     17. Effective Date; Approval of Shareholders. The Plan is effective as of the date it is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware (the "Effective Date"). If the Plan is approved, no further grants shall be made under the terms of the Prior Plans on or after the Effective Date; provided, that, any outstanding Options made thereunder shall be governed and controlled by the terms and conditions of such Prior Plans and any Option awards evidencing such Options.

                                                                      APPENDIX C

                          IMCLONE SYSTEMS INCORPORATED

                             ANNUAL INCENTIVE PLAN

     1. Purposes. The purposes of this Plan are to provide an incentive to executive officers and other selected key executives of the Company to contribute to the growth, profitability and increased shareholder value of the Company, to retain such executives and endeavor to qualify the compensation paid under the Plan for tax deductibility under Section 162(m) of the Code.

     2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Award" shall mean a Performance Award.

          (b) "Board" shall mean the Company's Board of Directors.

          (c) "Change in Control" shall mean the occurrence of one of the following events:

             (i) individuals who, on the Effective Date, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director;

             (ii) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes, after the Effective Date, a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that an event described in this paragraph (ii) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner:
        (A) the Company or any majority-owned subsidiary (provided, that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary), (B) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any majority-owned subsidiary, (C) any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph
        (iii)).

             (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) 60% or more of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

             (iv) Stockholder approval of a liquidation or dissolution of the Company, unless the voting common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by the Company's shareholders in substantially the same proportions as such shareholders owned the Company's outstanding voting common equity interests immediately prior to such liquidation and such ongoing entity assumes all existing obligations of the Company to Executive under this Agreement.

        Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 35% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that, if after such acquisition by the Company such person becomes the beneficial owner of Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

          (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions thereto.

          (f) "Committee" shall mean a committee composed of at least two members of the Board who qualify as "outside directors" within the meaning of Section 162(m) of the Code.

          (g) "Company" shall mean ImClone Systems, Inc. and any entity that succeeds to all or substantially all of its business.

          (h) "Effective Date" shall mean January 1, 2003.

          (i) "Eligible Employee" shall mean each executive officer of the Company, including those employed by subsidiaries, and other key executives of the Company selected by the Committee.

          (j) "GAAP" shall mean U.S. Generally Accepted Accounting Principles.

          (k) "Participant" shall mean an Eligible Employee designated by the Committee to participate in the Plan for a designated Performance Period.

          (l) "Performance Award" shall mean the right of a Participant to receive cash or other property following the completion of a Performance Period based upon performance in respect of one or more of the Performance Goals during such Performance Period, as specified in Section 5.

          (m) "Performance Goals" shall mean or may be expressed in terms of any of the following business criteria: revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA"), funds from operations, funds from operations per share, operating income (loss), pre or after tax income (loss), cash available for distribution, cash available for distribution per share, cash and/or cash equivalents available for operations, net earnings (loss), earnings (loss) per share, return on equity, return on assets, share price performance, improvements in the Company's attainment of expense levels, implementing or completion of critical projects, including, without limitation, implementation of strategic plan(s), improvement in investor relations, marketing and manufacturing of key products, improvement in cash-flow (before or after tax), development of critical projects or product development, or progress relating to research and development. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. Unless otherwise determined by the Committee by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed, the Performance Goals will be determined by not accounting for a change in GAAP during a Performance Period.

          (n) "Performance Objective" shall mean the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Participant shall become entitled to specified rights in connection with a Performance Award.

          (o) "Performance Period" shall mean the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Participant's entitlement to receive payment of an Award.

          (p) "Plan" shall mean this ImClone Systems Incorporated Annual Incentive Plan, as amended from time to time.

     3.  Administration.

     (a) Authority. The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, in its sole discretion, from time to time to select Participants; to grant Awards under the Plan; to determine the type, terms and conditions of, and all other matters relating to, Awards; to prescribe Award agreements (which need not be identical); to establish, modify or rescind such rules and regulations as it deems necessary for the proper administration of the Plan; and to make such determinations and interpretations and to take such steps in connection with the Plan or the Awards granted thereunder as it deems necessary or advisable. All such actions by the Committee under the Plan or with respect to the Awards granted thereunder shall be final and binding on all persons.

     (b) Manner of Exercise of Committee Authority. The Committee may delegate its responsibility with respect to the administration of the Plan to one or more officers of the Company, to one or more members of the Committee or to one or more members of the Board; provided, however, that the Committee may not delegate its responsibility (i) to make Awards to executive officers of the Company; (ii) to make Awards which are intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code; or (iii) to certify the satisfaction of Performance Objectives pursuant to Section 5(e) in accordance with Section 162(m) of the Code. The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the Plan to one or more members of the Committee or to one or more officers of the Company.

     (c) Limitation of Liability. The Committee may appoint agents to assist it in administering the Plan. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company, the Company's independent certified public accountants, consultants or any other agent assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

     4. Types of Awards. Subject to the provisions of the Plan, the Committee has the discretion to grant to Participants Performance Awards described in
Section 5.

     5.  Performance Awards.

     (a) Form of Award. The Committee is authorized to grant Performance Awards pursuant to this Section 5. A Performance Award shall represent the conditional right of the Participant to receive cash or other property based upon achievement of one or more pre-established Performance Objectives during a

Performance Period, subject to the terms of this Section 5 and the other applicable terms of the Plan. Performance Awards shall be subject to such conditions, including deferral of settlement, risks of forfeiture, restrictions on transferability and other terms and conditions as shall be specified by the Committee.

     (b) Performance Objectives. The Committee shall establish the Performance Objective for each Performance Award, consisting of one or more business criteria permitted as Performance Goals hereunder, one or more levels of performance with respect to each such criteria, and the amount or amounts payable or other rights that the Participant will be entitled to upon achievement of such levels of performance. The Performance Objective shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed.

     (c) Additional Provisions Applicable to Performance Awards. More than one Performance Goal may be incorporated in a Performance Objective, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other. The Committee may, in connection with the establishment of Performance Objectives for a Performance Period, establish a matrix setting forth the relationship between performance on two or more Performance Goals and the amount of the Performance Award payable for that Performance Period. The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Objectives may differ for Performance Awards granted to any one Participant or to different Participants.

     (d) Duration of the Performance Period. The Committee shall establish the duration of each Performance Period at the time that it sets the Performance Objectives applicable to that Performance Period. The Committee shall be authorized to permit overlapping or consecutive Performance Periods.

     (e) Certification. Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of
Section 162(m) of the Code, whether the Performance Objective and other material terms for paying amounts in respect of each Performance Award related to that Performance Period have been achieved or met. Unless the Committee determines otherwise, Performance Awards shall not be settled until the Committee has made the certification specified under this Section 5(e).

     (f) Adjustment. The Committee is authorized at any time during or after a Performance Period to reduce or eliminate the Performance Award of any Participant for any reason, including, without limitations changes in the position or duties of any Participant with the Company during or after a Performance Period, whether due to any termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise. In addition, to the extent necessary to preserve the intended economic effects of the Plan to the Company and the Participants, the Committee shall adjust Performance Objectives, the Performance Awards or both to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary into another corporation, any separation of the Company or any subsidiary (including a spinoff or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the definition of Section 368 of the
Code), (iii) any partial or complete liquidation of the Company or any subsidiary or (iv) a change in accounting or other relevant rules or regulations (any adjustment pursuant to this Clause (iv) shall be subject to the timing requirements of the last sentence of Section 2(m) of the Plan); provided, however, that no adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment would cause the Performance Awards to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

     (g) Timing of Payment. Except as provided below, any cash amounts payable in respect of Performance Awards for a Performance Period will generally be paid as soon as practicable following the determination in respect thereof made pursuant to Section 5(e), and any non-cash amounts or any other rights that the Participant is entitled to with respect to a Performance Award for a Performance Period will be paid or vest in accordance with the terms of the Performance Award.

     (h) Deferral of Payments. Subject to such terms, conditions and administrative guidelines as the Committee shall specify from time to time, a Participant shall have the right to elect to defer receipt of part or all of any payment due with respect to a Performance Award.

     (i) Maximum Amount Payable Per Participant Under This Section 5. With respect to Performance Awards to be settled in cash or property, a Participant shall not be granted Performance Awards for all of the Performance Periods commencing in a calendar year that permit the Participant in the aggregate to earn a cash payment or payment in other property, in excess of $2,000,000.

     (j) Change In Control. In the event of a Change in Control, any incomplete Performance Periods applicable to Performance Awards under this Section 5 in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall (i) determine the extent to which the Performance Objectives with respect to such Performance Periods shall have been met based on such audited or unaudited financial information then available as it deems necessary, and (ii) cause to be paid to each Participant partial or full Performance Awards with respect to the Performance Periods based on the Committee's determination of the degree of attainment of the Performance Objectives. Notwithstanding Section 5(f), in the event of a Change in Control, the Committee shall not be authorized to reduce or eliminate the Performance Award; provided, that, a Participant's Performance Award to which he or she would otherwise be entitled shall be multiplied by a fraction, the numerator of which is the number of days in the Performance Period prior to the Change in Control and the denominator of which is the total number of days in the Performance Period as originally specified. Any resulting amount hereunder due to a Participant shall be paid in a cash lump sum no later than fifteen days after a Change in Control, unless the Participant has previously elected to defer receipt of such amounts notwithstanding a Change in Control.

     6.  General Provisions.

     (a) Termination of Employment. In the event a Participant terminates employment for any reason during a Performance Period or prior to the Award payment, he or she (or his or her beneficiary, in the case of death) shall not be entitled to receive any Award for such Performance Period unless the Committee, in its sole and absolute discretion, elects to pay an Award to such Participant.

     (b) Death of the Participant. Subject to Section 6(a), in the event of the death of a Participant, any payments hereunder due to such Participant shall be paid to his or her beneficiary as designated in writing to the Committee or, failing such designation, to his or her estate. No beneficiary designation shall be effective unless it is in writing and received by the Committee prior to the date of death of the Participant.

     (c) Taxes. The Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority for the Company to withhold or receive other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

     (d) Limitations on Rights Conferred under Plan and Beneficiaries. Neither status as a Participant nor receipt or completion of a deferral election form shall be construed as a commitment that any Award will become payable under the Plan. Nothing contained in the Plan or in any documents related to the Plan or to any Award shall confer upon any Eligible Employee or Participant any right to continue as an Eligible Employee, Participant or in the employ of the Company or constitute any contract or agreement of employment, or interfere in any way with the right of the Company to reduce such person's compensation, to change the position held by such person or to terminate the employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Employee or Participant. No benefit payable under, or interest in, this Plan shall be transferable by a Participant except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge.

     (e) Changes to the Plan and Awards. Notwithstanding anything herein to the contrary, other than Section 5(j), the Board, or a committee designated by the Board, may, at any time, terminate or, from time to time, amend, modify or suspend the Plan and the terms and provisions of any Award theretofore granted to any Participant which has not been settled (either by payment or deferral). No Award may be granted during any suspension of the Plan or after its termination. Any such amendment may be made without stockholder approval.

     (f) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any amounts payable to a Participant pursuant to an Award, nothing contained in the Plan (or in any documents related thereto), nor the creation or adoption of the Plan, the grant of any Award, or the taking of any other action pursuant to the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, that, the Committee may authorize the creation of trusts and deposit therein cash or other property or make other arrangements, to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify in accordance with applicable law.

     (g) Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board (or a committee designated by the Board) nor submission of the Plan or provisions thereof to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem necessary.

     (h) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws, and applicable Federal law.

     (i) Exemption Under Section 162(m) of the Code. The Plan, and all Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The Committee may, without stockholder approval, amend the Plan retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company's Federal income tax deduction for compensation paid pursuant to the Plan.

     (j) Effective Date. The Plan is effective on the Effective Date, subject to subsequent approval thereof by the Company's stockholders at the first annual meeting of stockholders to occur after the Effective Date, and shall remain in effect until it has been terminated pursuant to Section 6(e). If the Plan is not approved by the stockholders at such annual meeting, the Plan and all interests in the Plan awarded to Participants before the date of such annual meeting shall be void ab initio and of no further force and effect. Unless the Company determines to submit Section 5 of the Plan and the definition of "Performance Goal" to the Company's stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further Performance Awards shall be made under
Section 5 after the date of such annual meeting.

                          IMCLONE SYSTEMS INCORPORATED

Dear Stockholder,

     Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operations of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on the proxy card to indicate how your shares should be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. You may also vote your shares by telephone or via the Internet. If you choose to vote by telephone or via the Internet, you do not need to return the attached card.

     Your vote must be received prior to the Annual Meeting of Stockholders, September 15, 2003.

     Thank you in advance for your prompt consideration of these matters.

                                          Sincerely,

                                          IMCLONE SYSTEMS INCORPORATED

                          IMCLONE SYSTEMS INCORPORATED

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. You may also vote your shares by telephone or via the Internet. If you choose to vote by telephone or via the Internet, do not return your proxy card by mail.

Your vote must be received prior to the Annual Meeting of Stockholders, September 15, 2003.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

ImClone Systems Incorporated



                                  DETACH HERE                             ZIMLC2

                          IMCLONE SYSTEMS INCORPORATED

           PROXY FOR THE MEETING OF STOCKHOLDERS, SEPTEMBER 15, 2003 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael J Howerton, David M. Kies and Daniel S. Lynch as Proxies, each with power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of ImClone Systems Incorporated held of record by the undersigned on August 20, 2003 at the Annual Meeting of Stockholders to be held at 10:00 a.m. on September 15, 2003 or any postponements or adjournments thereof.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY TO EQUISERVE, THE COMPANY'S TRANSFER AGENT, TO BE RECEIVED NO LATER THAN SEPTEMBER 14, 2003.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

   IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, DATE, AND SIGN ON REVERSE SIDE
                 AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

-------------------------------------     --------------------------------------

-------------------------------------     --------------------------------------

-------------------------------------     --------------------------------------

IMCLONE SYSTEMS INCORPORATED
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

                              VOTER CONTROL NUMBER

                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

VOTE-BY-INTERNET [COMPUTER LOGO]

1.    LOG ON TO THE INTERNET AND GO TO HTTP://WWW.EPROXYVOTE.COM/IMCL


2. ENTER YOUR VOTER CONTROL NUMBER LISTED ABOVE AND FOLLOW THE EASY STEPS OUTLINED ON THE SECURED WEBSITE.

OR

VOTE-BY-TELEPHONE [TELEPHONE LOGO]

1.    CALL TOLL-FREE
      1-877-PRX-VOTE (1-877-779-8683)

2. ENTER YOUR VOTER CONTROL NUMBER LISTED ABOVE AND FOLLOW THE EASY RECORDED INSTRUCTIONS.


  IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL      ZIMLC1


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

IMCLONE SYSTEMS INCORPORATED

1.    Election of Directors.

      NOMINEES: (01) Andrew G. Bodnar, (02) Vincent T. DeVita, Jr., (03) John A. Fazio, (04) David M. Kies and (05) William R. Miller.


  FOR      [ ]                 [ ]    WITHHELD
  ALL                                 FROM ALL
NOMINEES                              NOMINEES

[ ]
   ------------------------------------------
   For all nominee(s) except as written above

                                                                                    FOR      AGAINST     ABSTAIN
2.    Approval of an amendment to the ImClone Systems Incorporated 2002 Stock       [ ]        [ ]         [ ]
      Option Plan (the "2002 Option Plan") to increase the number of shares authorized to be issued under the 2002 Option Plan.

3.    Approval of the ImClone Systems Incorporated Annual Incentive Plan.           [ ]        [ ]         [ ]


4.    Ratification of the appointment of KPMG LLP to serve as the Company's         [ ]        [ ]         [ ]
      independent certified public accountants for the fiscal year ending
      December 31, 2003.

5. Any other business as may come before the meeting or any postponements or adjournments thereof.

      Mark box at right if you plan to attend the meeting.                          [ ]

      Mark box at right if an address change or comment has been noted              [ ]
      on the reverse side of this card.

      NOTE: Please sign exactly as name(s) appear(s) on the books of the Company. Joint owners should each sign personally. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign the partnership name.

Please be sure to sign and date this Proxy.

Signature:                                          Date:
          -----------------------------------------      -----------------------

Signature:                                          Date:
          -----------------------------------------      -----------------------